UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CB Richard Ellis Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11150 Santa Monica Blvd., Suite 1600

Los Angeles, California 90025

(310) 405-8900

April 25, 2008

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of CB Richard Ellis Group, Inc., I cordially invite you to attend our 2008 Annual Meeting of Stockholders to be held at 8:00 a.m. (PDT), on Monday, June 2, 2008, at 11150 Santa Monica Blvd., Room 120, Los Angeles, California.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the 2008 Annual Meeting of Stockholders. Once the business of the 2008 Annual Meeting of Stockholders has been concluded, stockholders will be given the opportunity to ask questions.

We sincerely hope you will be able to attend our 2008 Annual Meeting of Stockholders. However, whether or not you are personally present, it is important that your shares be represented.

We are pleased to offer multiple options for voting your shares. As detailed in the section of the Proxy Statement called “Questions and Answers About the Annual Meeting—How Do I Vote?,” you may vote your shares by telephone, via the Internet, by mail or in person by written ballot at the 2008 Annual Meeting of Stockholders.

Thank you for your continued support of CB Richard Ellis Group, Inc.

Sincerely yours,

Brett White
President and Chief Executive Officer

CB Richard Ellis Group, Inc.

11150 Santa Monica Blvd., Suite 1600

Los Angeles, California 90025

(310) 405-8900

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

Please join us for the 2008 Annual Meeting of Stockholders of CB Richard Ellis Group, Inc. The meeting will be held at 8:00 a.m. (PDT), on Monday, June 2, 2008, at 11150 Santa Monica Blvd., Room 120, Los Angeles, California.

The purposes of the 2008 Annual Meeting of Stockholders are:

(1)	To elect 12 directors;

(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm;

(3)	To approve our Second Amended and Restated 2004 Stock Incentive Plan, including an increase in the share reserve under that plan; and

(4)	To transact any other business properly introduced at the Annual Meeting.

You must own shares of CB Richard Ellis Group, Inc. common stock at the close of business on April 9, 2008, the record date for the 2008 Annual Meeting of Stockholders, to vote at the Annual Meeting and at any adjournments or postponements of the meeting. If you plan to attend, please bring a picture I.D., and if your shares are held in “street name” (i.e., through a broker, bank or other nominee), a copy of a brokerage statement reflecting your stock ownership as of April 9, 2008. Regardless of whether you will attend, please submit your proxy card as soon as possible in the enclosed postage-prepaid envelope, or vote electronically through the internet or by telephone, so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. Voting in any of these ways will not prevent you from voting in person at the 2008 Annual Meeting of Stockholders.

By Order of the Board of Directors

Laurence H. Midler
Executive Vice President, General Counsel and Secretary

Los Angeles, California

April 25, 2008

This Proxy Statement and accompanying proxy card are being mailed beginning April 25, 2008 in connection with the solicitation of proxies by the Board of Directors of CB Richard Ellis Group, Inc., a Delaware corporation, for use at the 2008 Annual Meeting of Stockholders, which we may refer to alternatively as the “Annual Meeting.” We may refer to ourselves in this Proxy Statement alternatively as “CBRE,” the “Company,” “we,” “us” or “our” and we may refer to our Board of Directors as the “Board.” A copy of our Annual Report to Stockholders for the 2007 fiscal year, including financial statements, is being sent simultaneously with this Proxy Statement.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2008

Pursuant to new Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. Our Proxy Statement for the 2008 Annual Meeting and our Annual Report for the fiscal year ended December 31, 2007 are available at www.cbre.com/AnnualMeeting.

Page
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
What is the purpose of the Annual Meeting of Stockholders?	1
Who can attend the Annual Meeting?	1
What am I voting on?	1
What are the Board’s recommendations?	1
Why are we voting on the Second Amended and Restated Plan?	1
Who may vote?	2
Who counts the votes?	2
Is my vote confidential?	2
What vote is required to pass an item of business at the Annual Meeting?	2
How will shares in the 401(k) plan be counted?	2
How do I vote?	3
Can I revoke my proxy?	3
What happens if additional matters are presented at the Annual Meeting?	3
How much did this proxy solicitation cost?	3
Where can I find corporate governance materials?	3
Is there a Chief Compliance Officer?	4
Is there a Disclosure Committee?	4
Is there an internal audit group?	4
How can I obtain electronic access to stockholder materials, instead of receiving mailed copies?	4
What is the “householding” of annual disclosure documents?	5
INFORMATION ABOUT THE BOARD	6
Proposal No. 1: Nominees for Election to the Board	6
Compensation of Directors	8
Director Compensation	9
Board Structure	11
Executive Sessions of Non-Management Directors	11
Board Meetings	11
Board Committees	11
Audit Committee Report	14
CORPORATE GOVERNANCE	15
Board and Committee Governing Documents	15
Compensation Committee Interlocks and Insider Participation	16
Communications with the Board	16
Nomination Process for Director Candidates	17
Director Independence	18
Audit Committee Financial Experts	19
Audit Committee Pre-Approval Policy	20
Principal Accountant Fees and Services	20
Board Attendance at Annual Meeting of Stockholders	21
Submission of Stockholder Proposals and Board Nominees	21
OTHER COMPANY PROPOSALS	22
Proposal No. 2: Ratification of Independent Registered Public Accounting Firm	22
Proposal No. 3: Approval of the Second Amended and Restated 2004 Stock Incentive Plan of CB Richard Ellis Group, Inc., Including an Increase in the Share Reserve	23
OTHER MATTERS	31
EXECUTIVE OFFICERS	32
EXECUTIVE COMPENSATION	33
Compensation Discussion and Analysis	33
Summary Compensation Table	41
Grants of Plan-Based Awards	42
Summary of Plans, Programs and Agreements	43
Outstanding Equity Awards at Fiscal Year-End	48
Option Exercises and Stock Vested	49
Non-Qualified Deferred Compensation	50
Potential Payments Upon Termination or Change in Control	53
EQUITY COMPENSATION PLAN INFORMATION	55
STOCK OWNERSHIP	56
Holdings of Officers, Directors and Major Stockholders	56
Section 16(a) Beneficial Ownership Reporting Compliance	59
RELATED-PARTY AND OTHER TRANSACTIONS INVOLVING OUR OFFICERS AND DIRECTORS	60
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS	62
INCORPORATION BY REFERENCE	62
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS	62
APPENDIX A—Second Amended and Restated 2004 Stock Incentive Plan	A-1

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting of Stockholders?    At the Annual Meeting, stockholders will vote upon matters described in the Notice of Annual Meeting and this Proxy Statement, including the election of directors, the ratification of the selection of KPMG LLP as our independent registered public accounting firm, and the approval of our Second Amended and Restated 2004 Stock Incentive Plan, or Second Amended and Restated Plan, which includes an increase in the share reserve under the plan. In addition, once the business of the Annual Meeting is concluded, members of management will respond to questions raised by stockholders, as time permits.

Who can attend the Annual Meeting?    All of our stockholders as of the April 9, 2008 record date for the Annual Meeting, or individuals holding their duly appointed proxies, may attend the Annual Meeting. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of April 9, 2008 to gain admittance to the Annual Meeting.

What am I voting on?    You are voting on:

•	The election of 12 directors to the Board;

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm;

•	The approval of our Second Amended and Restated Plan, including an increase in the share reserve under the plan; and

•	Any other matters properly introduced at the Annual Meeting.

What are the Board’s recommendations?    The Board recommends a vote:

•	for election of the nominated slate of directors (see Proposal No. 1);

•

for ratification of the selection of KPMG LLP, an independent registered public accounting firm, to be the auditors of our annual financial statements for the fiscal year ending December 31, 2008 (see Proposal No. 2); and

•	for approval of our Second Amended and Restated Plan (see Proposal No. 3).

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Why are we voting on the Second Amended and Restated Plan?    We are seeking an increase in the share reserve under our existing Amended and Restated 2004 Stock Incentive Plan, or Current Stock Incentive Plan, in addition to approval of other amendments to the Current Stock Incentive Plan. The increase in the share reserve is being submitted to stockholders for approval as part of our ongoing commitment to align the interests of our employees (including executive officers) and consultants closely with those of our stockholders. Among the other amendments are provisions permitting performance awards that qualify for greater deductibility under the Internal Revenue Code, requiring minimum vesting periods for most awards, and placing caps on the number of awards that are full value awards, i.e., awards other than stock options and stock appreciation rights.

Who may vote?    You may vote if you owned shares of our Class A common stock, $0.01 par value per share, or the common stock, at the close of business on April 9, 2008, which is the record date for the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock you owned on that date. As of April 9, 2008, we had 202,125,917 shares of common stock outstanding.

Who counts the votes?    BNY Mellon Shareowner Services will count the votes. The Board has appointed BNY Mellon Shareowner Services as the independent inspector of the election.

Is my vote confidential?    Yes, your proxy card, ballot, and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure, or your vote is cast in a contested election (which is not applicable in 2008). If you write comments on your proxy card, your comments will be provided to us, but how you voted will remain confidential.

What vote is required to pass an item of business at the Annual Meeting?    In the election for directors (Proposal No. 1), because we have 12 nominees for 12 possible director positions (i.e., an uncontested election) each of the director nominees must receive at least a majority of the votes present and entitled to vote. In November 2007, the Board adopted a policy to institute majority voting for directors in uncontested director elections beginning in 2008. This policy requires that directors tender their resignation upon failure to achieve a majority vote in an uncontested director election. The Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will then consider the resignation taking into account the Corporate Governance and Nominating Committee’s recommendation and announce publicly within 90 days its decision of whether to accept or reject it.

To ratify our Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm (Proposal No. 2) and to approve our Second Amended and Restated Plan, which includes an increase in the share reserve under our Current Stock Incentive Plan (Proposal No. 3), the affirmative vote of a majority of those shares of common stock present and entitled to vote is required. If you are a beneficial owner of our common stock and do not provide your broker with voting instructions, your beneficially owned shares may constitute broker non-votes and are, under applicable law, not included in the affirmative vote of a majority required for passage of the proposal. Abstentions are similarly not included in the affirmative vote count. In order to hold the Annual Meeting, we need to have a quorum of a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the election of directors and the ratification of auditors, the broker may vote your shares in its discretion. For Proposal No. 3, the proposal to approve our Second Amended and Restated Plan, the broker may not vote your shares at all. Proposal No. 3 will be deemed a non-routine matter, and, if so, your broker, bank or other nominee may not vote your common stock on Proposal No. 3 unless you give voting instructions. Shares of common stock which brokers are otherwise voting except for Proposal No. 3 are counted toward the quorum requirement, but they do not affect the determination of whether the Second Amended and Restated Plan is approved so long as the approval threshold described above is obtained.

How will shares in the 401(k) plan be counted?    If you hold common stock in our 401(k) plan as of April 9, 2008, the enclosed proxy card also serves as your voting instruction to Vanguard Fiduciary Trust Company, the trustee of our 401(k) plan, provided that you furnish your voting instructions over the Internet or by telephone, or that the enclosed proxy card is signed, returned and received, by 2:00 p.m. (PDT) on May 29, 2008. If voting instructions are not received by such time, the common stock in our 401(k) plan will be voted by the trustee in proportion to the shares for which the trustee timely receives voting instructions.

How do I vote?    If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock indicating that you were the beneficial owner of this common stock on April 9, 2008, the record date for voting at the Annual Meeting.

If your common stock is held in your name, there are three ways for you to vote by proxy:

•	Mail the proxy card in the enclosed return envelope;

•	Call 1-866-580-9477; or

•	Log on to the internet at: http://www.eproxy.com/cbg and follow the instructions at that site.

Telephone and internet voting will close at 8:59 p.m. (PDT) on June 1, 2008, unless you are voting common stock held in our 401(k) plan, in which case the deadline for voting is 2:00 p.m. (PDT) on May 29, 2008. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your common stock: FOR all of the nominees for director named in this Proxy Statement; FOR the ratification of KPMG LLP as our independent registered public accounting firm; and FOR approval of the Second Amended and Restated 2004 Stock Incentive Plan.

If your common stock is held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to vote your common stock.

Even if you plan to attend the Annual Meeting, we recommend that you vote your common stock in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I revoke my proxy?    Yes, you can revoke your proxy if your common stock is held in your name by:

•	Filing written notice of revocation before our Annual Meeting with our Secretary, Laurence H. Midler, at the address shown on the front of this Proxy Statement;

•	Signing a proxy bearing a later date; or

•	Voting in person at the Annual Meeting.

If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.

What happens if additional matters are presented at the Annual Meeting?    Other than the three proposals described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If any other matters are properly introduced for a vote at the Annual Meeting and if you grant a proxy, the persons named as proxy holders will have the discretion to vote your common stock on any such additional matters.

How much did this proxy solicitation cost?    We will bear the cost of soliciting proxies in the enclosed form. We have hired Morrow & Co., LLC to assist in the distribution of proxy materials and solicitation of votes for $8,500, plus reasonable out-of-pocket expenses. Our employees, officers and directors may also solicit proxies, but without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

Where can I find corporate governance materials?    Our Corporate Governance Guidelines, Standards of Business Conduct, Code of Ethics for Senior Financial Officers, Policy Regarding Transactions with Related Parties, Equity Award Policy and the charters for the Acquisition Committee, Audit Committee, Compensation

Committee, Corporate Governance and Nominating Committee, and Executive Committee are published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. We are not including the other information contained on, or available through, our website as a part of, or incorporating such information by reference into, this Proxy Statement.

Is there a Chief Compliance Officer?    Laurence H. Midler, our Executive Vice President, General Counsel and Secretary, serves as our Chief Compliance Officer. Mr. Midler was appointed Chief Compliance Officer as part of the Board’s commitment to legal and regulatory compliance at the highest levels and its desire to promote legal and regulatory compliance, education and reporting. Mr. Midler’s appointment formalized our continuing efforts to promote an effective compliance program. Mr. Midler makes regular reports to the Board on legal and compliance matters.

Is there a Disclosure Committee?    We have a Public Disclosure Committee comprised of members of management responsible for considering the materiality of information and making disclosure decisions on a timely basis. The Public Disclosure Committee operates pursuant to a Communications and Fair Disclosure Policy that provides, among other things, that the Public Disclosure Committee: (1) have access to all our books, records, facilities and personnel, as well as our independent registered public accounting firm and outside legal counsel; (2) design, establish and maintain disclosure controls and procedures for the Securities and Exchange Commission, or SEC, reporting process and modify them from time to time, as appropriate; (3) review all financial press releases; (4) review and oversee the preparation of all filings with the SEC; (5) suggest appropriate disclosures or opine on disclosure issues; (6) evaluate changes in SEC and New York Stock Exchange, or NYSE, disclosure rules and make recommendations regarding their impact on us; (7) receive and review regular updates from our management, internal auditors and independent accountants; (8) discuss material items with employees in the internal audit function, independent registered public accounting firm and our management to ensure appropriate disclosure; (9) perform an annual review of the performance of the Public Disclosure Committee and its members; (10) maintain written records necessary to evidence procedures followed in connection with the preparation and approval of any disclosure documents; and (11) annually review and reassess the adequacy of our disclosure controls and the procedures and practices of the Public Disclosure Committee. We formally established the Public Disclosure Committee in July 2004. Our Communications and Fair Disclosure Policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

Is there an internal audit group?    Our Vice President of our internal audit group is our employee and reports directly to the Audit Committee of our Board and administratively to our Executive Vice President—Finance and Chief Accounting Officer. Our Vice President of Internal Audit is ultimately accountable to our Board and our Audit Committee, and our Audit Committee has the ultimate authority and responsibility to appoint, retain, evaluate and, where appropriate, replace the internal audit Vice President. We outsource a portion of our internal audit function to a third-party provider.

How can I obtain electronic access to stockholder materials, instead of receiving mailed copies?    We are pleased to offer you the option to view stockholder communications (for example, annual reports and proxy statements) over the Internet, instead of receiving those documents in print. By consenting to view communications over the Internet by following the instructions on your proxy form or by following the instructions provided if you vote by Internet or by telephone, you will help us reduce our printing and mailing costs, which can be substantial. Participation is completely voluntary. If you give your consent, we will then notify you by U.S. Mail or electronic mail when stockholder materials are available over the Internet and provide you with a listing of the website locations where you can access such materials. Once you give your consent, it will remain in effect until you inform us otherwise. Even if you give your consent, you maintain the right to request paper copies of these documents at any time by contacting our Investor Relations Department by: (a) mail at CB Richard Ellis Group, Inc., Attention: Investor Relations, 200 Park Ave., 17th Floor, New York, New York 10166, or (b) e-mail at investorrelations@cbre.com. If you access documents electronically, you should understand that there might be costs associated with electronic access that you must bear, such as usage charges from Internet access providers and telephone companies.

To give your consent, please follow the instructions on the proxy card. If you hold your common stock through a bank, broker or other nominee, please refer to the information that entity provides to you for instructions on how to elect this option.

We encourage you to consider agreeing to view your stockholder communications electronically.

What is the “householding” of annual disclosure documents?    The SEC has adopted rules governing the delivery of annual disclosure documents that permit us to send a single set of our annual report and proxy statement to any household at which two or more shareholders reside if we believe that the shareholders are members of the same family. This rule benefits both shareholders and us by reducing the volume of duplicate information received and our expenses. Each shareholder will continue to receive a separate proxy card. If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, or if you share an address with another shareholder and together both of you wish to receive only a single set of our annual disclosure documents, please contact our Investor Relations Department by: (a) mail at CB Richard Ellis Group, Inc., Attention: Investor Relations, 200 Park Ave., 17th Floor, New York, New York 10166, (b) telephone at (212) 984-6515, or (c) e-mail at investorrelations@cbre.com.

INFORMATION ABOUT THE BOARD

PROPOSAL NO. 1

NOMINEES FOR ELECTION TO THE BOARD

At the Annual Meeting, our stockholders will elect 12 directors to serve until our annual meeting of stockholders in 2009 or until their respective successors are elected and qualified. The candidates listed below are nominated by the Board based on the recommendation of the Corporate Governance and Nominating Committee, or Governance Committee. They were selected on the basis of outstanding achievement in their careers, broad experience, wisdom, integrity, understanding of our business environment, willingness to devote adequate time to Board duties, and their ability to make independent, analytical inquiries. All nominees are presently directors of CBRE and each of the nominees has consented, if elected as a director to our Board, to serve until his or her term expires. The Board is committed to diversified membership. In selecting nominees, the Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference.

Your proxy holder will vote your common stock for the Board’s nominees, unless you instruct otherwise. If a nominee is unable to serve as a director, your proxy holder may vote for any substitute nominee proposed by the Board.

The Board recommends that the stockholders vote FOR the 12 nominees listed below.

Name	Age	Position
Richard C. Blum	72	Chairperson; Executive Committee Chairperson; Governance Committee and Acquisition Committee member
Patrice M. Daniels	47	Director; Audit Committee Chairperson
Senator Thomas A. Daschle	60	Director; Governance Committee member
Curtis F. Feeny	50	Director; Governance Committee Chairperson
Bradford M. Freeman	66	Director; Compensation Committee and Acquisition Committee member
Michael Kantor	68	Director; Acquisition Committee member
Frederic V. Malek	71	Director; Compensation Committee Chairperson; Audit Committee member
Jane J. Su	44	Director; Compensation Committee member
Robert E. Sulentic	51	Director; Group President, Development Services, Asia Pacific and Europe, Middle East and Africa
Brett White	48	Director, President and Chief Executive Officer; Acquisition Committee Chairperson; Executive Committee member
Gary L. Wilson	68	Director; Audit Committee member
Ray Wirta	64	Vice Chairperson; Executive Committee and Acquisition Committee member

Richard C. Blum

Mr. Blum has been Chairperson of our Board since September 2001 and a member of our Board since July 2001. He is the Chairman and President of Richard C. Blum & Associates, Inc., the general partner of Blum Capital Partners, L.P., a long-term strategic equity investment management firm that acts as general partner for various investment partnerships and provides investment advisory services, which he founded in 1975. Mr. Blum holds a B.A. and an M.B.A. from the University of California, Berkeley.

Patrice M. Daniels

Ms. Daniels has been a member of our Board since February 2004. Ms. Daniels is a founding partner of Blue Sky Advisors, Inc., providing strategic and financial advisory services to growth companies. From June

2006 to June 2007, Ms. Daniels served as Senior Vice President of GE Commercial Finance. From its founding in 2001 until 2005, Ms. Daniels was a partner of Onyx Capital Ventures, L.P., a minority-owned private equity investment firm. She previously served as Managing Director, Corporate and Leveraged Finance for CIBC World Markets and Bankers Trust Company. Ms. Daniels is a member of the boards of directors of Cenveo, Inc. and WJ Communications, Inc. and serves on the advisory council of the University of Chicago Graduate School of Business. Ms. Daniels holds a B.S. from the University of California, Berkeley and an M.B.A. from the University of Chicago Graduate School of Business.

Senator Thomas A. Daschle

Senator Daschle has been a member of our Board since September 2005. Senator Daschle is Special Policy Advisor in Alston & Bird LLP’s Washington D.C. office and is a member of that firm’s Legislative and Public Policy Group. Prior to joining Alston & Bird, Senator Daschle served as the U.S. Senator for South Dakota from 1986 to 2004. Senator Daschle served in the U.S. House of Representatives from 1979 to 1986. He became Minority Leader of the Senate in 1994 and served as Majority Leader from 2001 to 2003. Senator Daschle is also a member of the board of directors of Green Energy Acquisition Corporation. Senator Daschle holds a B.A. from South Dakota State University and served three years as an intelligence officer in the U.S. Air Force.

Curtis F. Feeny

Mr. Feeny has been a member of our Board since December 2006. He has been a Managing Director of Voyager Capital, a venture capital firm, since January 2001. Mr. Feeny was a director of Trammell Crow Company from May 2001 through December 2006. From 1992 through 2000, Mr. Feeny served as Executive Vice President of Stanford Management Co., which manages the $15 billion endowment of Stanford University. Mr. Feeny holds a B.S. from Texas A&M University and an M.B.A. from Harvard Business School.

Bradford M. Freeman

Mr. Freeman has been a member of our Board since July 2001. Mr. Freeman is a founding partner of Freeman Spogli & Co. Incorporated, a private investment company founded in 1983. He is also a member of the board of directors of Edison International. Mr. Freeman holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

Michael Kantor

Mr. Kantor has been a member of our Board since February 2004. Mr. Kantor has been a partner with the law firm of Mayer Brown LLP since March 1997. From 1993 to 1996, he served as the U.S. Trade Representative and from 1996 to 1997 as U.S. Secretary of Commerce. Mr. Kantor is also a member of the advisory board of directors of ING USA and a member of the international advisory board of Fleishman-Hillard. Mr. Kantor holds a B.A. from Vanderbilt University and a J.D. from Georgetown University.

Frederic V. Malek

Mr. Malek has been a member of our Board since September 2001. He has served as Chairman of Thayer Capital Partners, a merchant banking firm he founded, since 1993. He also serves on the boards of directors of Automatic Data Processing, Inc. and Dupont Fabros Technology, Inc. Mr. Malek holds a B.S. from the U.S. Military Academy at West Point and an M.B.A. from Harvard Business School.

Jane J. Su

Ms. Su has been a member of our Board since October 2006. Ms. Su is a partner at Blum Capital Partners, L.P. Prior to joining Blum Capital Partners, L.P. in 2002, she was a principal of Banc of America

Equity Partners—Asia from 1996 to 2000. Ms. Su holds a B.A. from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

Robert E. Sulentic

Mr. Sulentic is our Group President, Development Services, Asia Pacific and Europe, Middle East and Africa and has been a member of our Board since December 2006. Mr. Sulentic was a director of Trammell Crow Company from December 1997 through December 2006, and served as its Chairman of the Board from May 2002 through December 2006. He was President and Chief Executive Officer of Trammell Crow Company from October 2000 through December 2006 and prior to that served as its Executive Vice President and Chief Financial Officer from September 1998 to October 2000. Mr. Sulentic is also a member of the board of directors of Staples, Inc. Mr. Sulentic holds a B.A. from Iowa State University and an M.B.A. from Harvard Business School.

Brett White

Mr. White is our President and Chief Executive Officer. Mr. White has been a member of our Board since September 2001. He was Chairman of the Americas of CB Richard Ellis Services, Inc. from May 1999 to September 2001 and was its President of Brokerage Services from August 1997 to May 1999. Previously, he was one of its Executive Vice Presidents from March 1994 to July 1997 and Managing Officer of its Newport Beach, California office from May 1993 to March 1994. Mr. White is also a member of the board of directors of Edison International and a Trustee of the University of San Francisco. Mr. White holds a B.A. from the University of California, Santa Barbara.

Gary L. Wilson

Mr. Wilson has been a member of our Board since September 2001. Mr. Wilson is a private investor. He previously served as Chairman of Northwest Airlines Corporation from April 1997 to May 2007 and previously as its Co-Chairman from January 1991 to April 1997. Mr. Wilson also serves on the board of directors of Yahoo! Inc. Mr. Wilson holds a B.A. from Duke University and an M.B.A. from the Wharton Graduate School of Business and Commerce at the University of Pennsylvania.

Ray Wirta

Mr. Wirta has been the Vice Chairperson of our Board since June 2005 and has been a member of our Board since September 2001. Mr. Wirta served as our Chief Executive Officer from September 2001 to June 2005. From May 1999 to September 2001, he served as Chief Executive Officer of CB Richard Ellis Services, Inc. and served as its Chief Operating Officer from May 1998 to May 1999. Mr. Wirta also serves as Chairperson of the board of directors CBRE Realty Finance, Inc. and as a manager of Allied Security Holdings LLC. Mr. Wirta holds a B.A. from California State University, Long Beach and an M.B.A. in International Management from Golden Gate University.

COMPENSATION OF DIRECTORS

Our director compensation policy provides for the following annual compensation for each of our non-employee directors:

•	a $30,000 annual cash retainer;

•	a grant of a number of unrestricted shares of our common stock with a fair market value equal to $10,000 on the date of grant;

•

a stock option grant for a number of shares equal to $50,000 divided by the fair market value of our common stock on the date of grant, which vest in quarterly installments over a three-year period from the date of grant and which expire, to the extent unexercised, seven years from the date of grant; and

•

a restricted stock grant for a number of shares equal to $35,000 divided by the fair market value of our common stock on the date of grant, which vest in full on the third (3rd) anniversary of the date of the grant, provided that under certain circumstances where a director does not continue to serve, the shares vest immediately prior to such departure in the amount of one-third (1/3) of the total number of shares subject to the grant for each full year the director served on the Board after the date of grant.

Pursuant to this policy, our directors also receive an additional payment of $2,000 per Board meeting attended and $1,000 per committee meeting attended (regardless of whether the meeting attended is scheduled in conjunction with a Board meeting). The chairperson of the Audit Committee receives an additional annual cash retainer of $15,000, and the chairpersons of the Governance Committee and Compensation Committee receive additional annual cash retainers of $10,000 each.

We also reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Our employee directors do not receive any fees for attendance at meetings or for their service on our Board.

Compensation of our employee directors.

Each of Messrs. Sulentic and White are employed by us and compensation information relating to each of Messrs. Sulentic and White are set forth beginning on page 33 under “Executive Compensation—Compensation Discussion and Analysis.” Additionally, in accordance with our policy, none of Messrs. Sulentic and White receive any fees for attendance at Board meetings or for their service on our Board.

DIRECTOR COMPENSATION

The following table provides compensation information for the fiscal year ended December 31, 2007 for each member of our Board other than Messrs. Sulentic and White, who are our executive officers. Compensation information for Messrs. Sulentic and White is described beginning on page 33 under “Executive Compensation—Compensation Discussion and Analysis.” For stock and option awards, the dollar amounts set forth in the table below reflect the dollar amounts recognized by us for financial statement reporting purposes with respect to the fiscal year ended December 31, 2007 in accordance with Statement of Financial Accounting Standards, or SFAS 123R.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) (3)(6) ($)	Option Awards (4) (5)(6) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (7) ($)	Total ($)
Richard C. Blum	$57,500	$37,581	$19,999	—	$—	$115,080
Patrice M. Daniels	72,000	37,581	19,999	—	—	129,580
Thomas A. Daschle	42,000	30,535	14,654	—	—	87,189
Curtis F. Feeny	53,055	23,930	7,260	—	—	84,245
Bradford M. Freeman	52,000	37,581	19,999	—	—	109,580
Michael Kantor	50,500	37,581	22,410	—	—	110,491
Frederic V. Malek	70,000	37,581	19,999	—	—	127,580
Jane J. Su	49,000	21,562	8,408	—	—	78,970
Ray Wirta	40,000	15,141	3,727	—	106,828	165,696
Gary L. Wilson	53,000	37,581	24,820	—	—	115,401

(1)	Includes fees associated with attendance at meetings and chairing a Board Committee.

(2)

At December 31, 2007, (i) each of Ms. Daniels and Messrs. Blum, Freeman, Kantor, Malek and Wilson held an aggregate of 3,884 shares of unvested stock awards, (ii) Senator Daschle held an aggregate of 2,999 shares of unvested stock awards, (iii) Mr. Feeny held an aggregate of 1,235 shares of unvested stock awards,

(iv) Ms. Su held an aggregate of 1,409 shares of unvested stock awards, and (v) Mr. Wirta held an aggregate of 896 shares of unvested stock awards.

(3)	Each of Ms. Daniels and Su and Messrs. Blum, Feeny, Freeman, Kantor, Malek, Wilson and Senator Daschle was awarded 271 unrestricted shares of our common stock and 951 restricted shares of our common stock pursuant to our director compensation policy, valued at the fair market value of our common stock of $36.78 on the award date of June 1, 2007, for a total value of $44,945. Mr. Wirta received a prorated stock award grant pursuant to our director compensation policy based on the one-month anniversary date as a non-employee member of our Board. Mr. Wirta was awarded 256 unrestricted shares of our common stock and 896 restricted shares of our common stock pursuant to our director compensation policy, valued at the fair market value of our common stock of $37.43 on the award date of July 2, 2007, for a total value of $43,119. Stock awards were valued for purposes of the table above in accordance with SFAS 123R.

(4)	Each of Ms. Daniels and Su and Messrs. Blum, Feeny, Freeman, Kantor, Malek, Wilson, and Senator Daschle was awarded a grant of an option to purchase 1,359 shares of our common stock pursuant to our director compensation policy, with a per share fair value of $16.4312 on the award date of June 1, 2007. Mr. Wirta received a prorated stock award grant pursuant to our director compensation policy based on the one-month anniversary date as a non-employee member of our Board. Mr. Wirta was awarded a grant of an option to purchase 1,280 shares of our common stock pursuant to our director compensation policy, with a per share fair value of $17.4235 on the award date of July 2, 2007. Option awards were valued for purposes of the table above in accordance with SFAS 123R.

(5)	At December 31, 2007, (i) each of Ms. Daniels and Messrs. Freeman and Malek held an aggregate of 16,072 unexercised stock options, (ii) Mr. Blum held an aggregate of 7,225 unexercised stock options, (iii) Senator Daschle held an aggregate of 5,455 unexercised stock options, (iv) Mr. Kantor held an aggregate of 57,643 unexercised stock options, (v) Mr. Feeny held an aggregate of 1,927 unexercised stock options, (vi) Ms. Su held an aggregate of 2,275 unexercised stock options, (vii) Mr. Wirta held an aggregate of 1,280 unexercised stock options which he received as a non-employee director of our Board and 300,000 unexercised options which were awarded in connection with his employment as our Chief Executive Officer from 1998 to 2005 and The Wirta Family Trust, of which Mr. Wirta serves as a co-trustee, held an aggregate of 2,162,934 unexercised stock options (which were awarded in connection with his employment as our Chief Executive Officer from 1998 to 2005), and (vii) Mr. Wilson held an aggregate of 99,214 unexercised stock options.

(6)	Mr. Feeny joined our Board on December 20, 2006. Grants of common stock, options or restricted shares of common stock made pursuant to our director compensation policy do not occur until such director has been a member of our Board for one month. As a result, Mr. Feeny received a prorated stock option and stock award grant pursuant to our director compensation policy based on the date he joined our Board. Mr. Feeny was granted (i) 113 unrestricted shares of our common stock and an award of 284 restricted shares of our common stock valued at the fair market value of our common stock, $35.40, on the award date of January 22, 2007, for a total value of $14,054, and (ii) a grant of an option to purchase 568 shares of our common stock, with a per share fair value of $15.7198 on the award date of January 22, 2007. Stock awards and option awards were valued for purposes of the table above in accordance with SFAS 123R.

(7)	On February 22, 2005, we entered into a transition agreement with Mr. Wirta, in connection with the announcement of Mr. Wirta’s intention to retire from the position of chief executive officer on June 2, 2005. The transition agreement provided that after our annual meeting of stockholders on June 2, 2005, Mr. Wirta would no longer serve as chief executive officer, but would remain our employee and be required to perform duties as directed by our Chief Executive Officer. In addition, he would serve as Vice Chairperson of our Board until June 2, 2007, or until such later date as determined by our Board, and remain a member of the Executive Committee of the Board. Pursuant to his transition agreement, we paid Mr. Wirta an annual base salary of $250,000 and he was eligible to participate in our benefit plans as available to our other employees. Mr. Wirta’s transition agreement expired on June 2, 2007. The amounts in this column for Mr. Wirta include the prorated annual base salary described above of $105,770 and our matching contribution of $1,058 to Mr. Wirta’s 401(k) account pursuant to our 401(k) plan’s employee match policy. The amount indicated was contributed by us in 2007 based on contributions by the employee.

BOARD STRUCTURE

Our Board currently consists of 12 directors. The Board has determined that each of Ms. Daniels and Su, Senator Daschle and Messrs. Blum, Freeman, Feeny, Kantor, Malek and Wilson is “independent,” as described in greater detail under the heading titled “Corporate Governance—Director Independence” below. All of our directors are elected at each annual meeting of stockholders and hold office until the next election. The Board has authority under our By-laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease its size between annual meetings of stockholders.

As described in greater detail under the heading titled “Related-Party and Other Transactions Involving Our Officers and Directors—Securityholders’ Agreement,” pursuant to a securityholders’ agreement, our stockholders affiliated with Blum Capital Partners, L.P. are entitled to nominate a percentage of our total number of directors that is equivalent to the percentage of the outstanding common stock beneficially owned by these affiliates, with this percentage of our directors being rounded up to the nearest whole number of directors. Accordingly, these affiliates of Blum Capital Partners have nominated Mr. Blum and Ms. Su to our Board.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

Our non-management directors meet without management present each time the full Board convenes for a regularly scheduled meeting. If the Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. The Chairperson of the Board, who is a non-management director, presides over executive sessions of the Board.

The Board welcomes communications from stockholders. For information on how to communicate with our independent directors, please refer to the information set forth under the heading “Corporate Governance—Communications With the Board”.

BOARD MEETINGS

The Board held seven regularly scheduled and special meetings during the past fiscal year to review significant developments, engage in strategic planning, and act on matters requiring Board approval. Each incumbent director attended an aggregate of at least 75 percent of the Board meetings and the meetings of committees on which he or she served during the period that he or she served during 2007.

BOARD COMMITTEES

Committee	Members	Functions and Additional Information	Number of Meetings in Fiscal 2007

Acquisition	Brett White (1) Richard C. Blum Bradford M. Freeman Michael Kantor Ray Wirta

•      Review and recommend acquisition strategies to the full Board

•      May investigate acquisition candidates

•      Review and approve merger and acquisition transactions above the Chief Executive Officer’s authority and up to the dollar thresholds set by the Board

•      May review and make recommendations to the full Board on merger, acquisition and investment transactions that exceed the Acquisition Committee’s approval authority

1(2)

Committee	Members	Functions and Additional Information	Number of Meetings in Fiscal 2007
Audit	Patrice M. Daniels (1) Frederic V. Malek Gary L. Wilson

•      Retain, compensate, oversee and terminate any independent registered public accounting firm in connection with the financial audit, and approve all audit and any permissible non-audit services provided by our independent auditors

•      Receive direct reports from our independent auditors

•      Review and discuss annual audited and quarterly unaudited financial statements with management and our independent auditors

•      Review with our independent auditor any audit matters and management’s response

•      Discuss earnings releases, financial information and earnings guidance provided to analysts and rating agencies

•      Establish procedures to handle complaints regarding accounting, internal accounting controls or auditing matters

•      Obtain and review, at least annually, an independent auditors’ report describing the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review of the independent auditors or any inquiry by governmental authorities

•      Set hiring policies for employees or former employees of the independent auditors

•      Retain independent legal counsel and other outside advisors as it deems necessary to carry out its duties

•      Our Board has determined that each member of our Audit Committee is “independent,” as defined under and required by federal securities laws and the rules of the NYSE

			8

Compensation	Frederic V. Malek (1) Bradford M. Freeman Jane J. Su	• Review executive compensation policies, plans and programs • Review and approve compensation for our chief executive officer and our other executive officers • Review and approve any employment contracts or similar arrangement between us and any of our executive officers • Review and consult with our chief executive officer concerning performance of individual executives and related matters • Administer our stock plans, incentive compensation plans and any such plans that the Board may from time to time adopt, and	5

Committee	Members	Functions and Additional Information	Number of Meetings in Fiscal 2007

exercise all the powers, duties and responsibilities of the Board with respect to such plans

•      Our Board has determined that each member of our Compensation Committee is “independent,” as defined under and required by the rules of the NYSE

Corporate Governance and Nominating	Curtis F. Feeny (1)(3) Richard C. Blum (4) Sen. Thomas A. Daschle

•      Recommend to the Board proposed nominees for election to the Board by our stockholders, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board to fill vacancies that occur between stockholder meetings

•      Make recommendations to the Board regarding corporate governance matters and practices, including as to director compensation and directors and officers liability insurance

•      Review and consult with our chief executive officer concerning selection of officers and management succession planning

•      Our Board has determined that each member of the Governance Committee is “independent,” as defined under and required by the rules of the NYSE

2

Executive	Richard C. Blum (1) Brett White Ray Wirta

•      Implements policy decisions of the Board

•      Acts on the Board’s behalf between Board meetings, including the approval of transactions that do not exceed dollar thresholds established by the full Board

0(2)

(1)	Committee Chairperson.

(2)	Our Acquisition Committee met once in 2007 but acted three times by unanimous written consent. Our Executive Committee did not hold any formal meetings in 2007 but acted three times by unanimous written consent.

(3)	Curtis F. Feeny was elected to the Governance Committee in October 2007 replacing Frederic V. Malek on the committee.

(4)	Richard C. Blum served as Chairperson of the Governance Committee through November 2007, when Curtis F. Feeny was elected Chairperson.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibilities to the stockholders with respect to our independent auditors, our corporate accounting and reporting practices, and the quality and integrity of our financial statements and reports. Since the effective date of the Sarbanes-Oxley Act of 2002, the Audit Committee has become responsible for the appointment, compensation and oversight of the work of our independent auditors.

The Audit Committee discussed with our independent auditors the scope, extent and procedures for the fiscal 2007 audit. Following completion of the audit, the Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of our internal controls over financial reporting and the overall quality of our financial reporting.

Management is primarily responsible for our financial statements, reporting process and systems of internal controls. In fulfilling that responsibility, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and an assessment of the work of the independent auditors.

The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to Statement of Auditing Standards No. 61 and Rule 2-07 of Regulation S-X. In addition, the Audit Committee received from the independent auditors written disclosures and a letter regarding their independence as required by the Independence Standards Board Standard No. 1, discussed with the independent auditors their independence from us and our management, and considered the compatibility of non-audit services with the auditors’ independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board (and the Board subsequently approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

In addition, the Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. The Board concurred with the selection of KPMG LLP. The Board has recommended to the stockholders that they ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. The Audit Committee approved establishment of an ethics and compliance program in 2004 and receives periodic reports from the Chief Compliance Officer regarding that program.

Audit Committee

Patrice M. Daniels, Chair

Frederic V. Malek

Gary L. Wilson

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any future filings with the SEC by reference, including this proxy statement, the foregoing Report of the Audit Committee is not incorporated into any such filings.

CORPORATE GOVERNANCE

BOARD AND COMMITTEE GOVERNING DOCUMENTS

The Board has adopted a Standards of Business Conduct applicable to our directors, officers and employees, a Code of Ethics for Senior Financial Officers applicable to our chief executive officer, chief financial officer and chief accounting officer, Corporate Governance Guidelines, and a Policy Regarding Transactions with Related Parties. In addition, the Acquisition Committee, Audit Committee, Compensation Committee, Governance Committee and Executive Committee have adopted charters, which are published in the Corporate Governance section of the Investors Relations page on our website at www.cbre.com. In addition, these documents also are available in print to any stockholder who requests a copy from our Investor Relations Department at CB Richard Ellis Group, Inc., 200 Park Ave., 17th Floor, New York, New York 10166, or by email at investorrelations@cbre.com. In accordance with the Corporate Governance Guidelines, the Board and each of the Compensation Committee, Audit Committee and Governance Committee conducts an annual performance self-assessment with the purpose of increasing effectiveness of the Board and its committees. The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Majority Voting Standard to Elect Directors. In November 2007, the Board adopted a policy to institute majority voting for directors in uncontested director elections beginning in 2008. The Board amended the Corporate Governance Guidelines to require that directors tender their resignation upon failure to achieve a majority vote in an uncontested director election. The Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board would then consider such resignation, taking into account the Governance Committee’s recommendation and announce publicly within 90 days its decision of whether to accept or reject the resignation.

Stock Ownership Guidelines. Our Board is committed to director and senior management stock ownership. The Compensation Committee adopted Executive Officer Stock Ownership Guidelines that are applicable to all Section 16 officers, effective January 1, 2008, including the executive officers named in this Proxy Statement. Mr. White, our President and Chief Executive Officer, has a target minimum common stock ownership level of five times his annual base salary. Certain other executive officers named in this Proxy Statement (Messrs. Kay, Sulentic, Frese and Blain) have target minimum common stock ownership levels of three times their annual base salaries. At any time the executive officer’s equity holdings do not satisfy these guidelines, the officer must retain 75% of the shares remaining after payment of taxes and exercise price upon exercise of stock options or upon the vesting of restricted stock. Shares counting toward achievement of the guideline include: shares owned outright (either directly or indirectly), vested restricted stock units, share equivalents in the deferred compensation plan, and allocated shares in other Company benefit plans. Unexercised outstanding stock options (whether or not vested) and unvested/unearned restricted and performance shares do not count toward the guideline.

The Board also adopted Stock Ownership Guidelines for Outside Directors, effective January 1, 2008. Each non-employee director has a target minimum common stock ownership level of five times the value of the annual restricted and unrestricted stock grants made by the Company to these outside directors pursuant to its then current director compensation plan. At any time these guidelines are not satisfied, the director must retain the shares remaining after payment of taxes and exercise price upon exercise of stock options or upon the vesting of restricted stock. Shares counting toward achievement of the guideline include: shares owned outright by the director (either directly or beneficially, e.g., through a family trust) and vested restricted stock or restricted stock units. Shares that do not count toward achievement of the guideline include: (a) shares held by mutual or hedge funds in which the outside director is a general partner, limited partner or investor; (b) unexercised outstanding stock options (whether or not vested); (c) unvested/unearned restricted stock or restricted stock units; and (d) shares transferred to an outside director’s employer pursuant to such firm’s policies.

Director Resignation Policy. The Board amended the Corporate Governance Guidelines to require that directors tender their resignation upon a change of employment. The Governance Committee would then consider whether such change in employment has any bearing on the director’s ability to serve, the Board’s goals regarding Board composition, and any other factors considered appropriate and relevant. The Board would then determine whether to accept or reject such resignation.

Management Succession. The Board periodically reviews with the CEO the management succession and development plan which includes the succession of the CEO in the event of an emergency or retirement, as well as the succession of other employees critical to our Company’s continued operations and success.

Amended Policy Regarding Transactions with Related Parties. Our Board has adopted a written related party transactions policy. See “Review and Approval of Transactions with Related Persons” on page 62.

For additional information related to the independence of Board members see “Director Independence” on page 18.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2007, the members of our Compensation Committee were Frederic V. Malek, Bradford M. Freeman and Jane J. Su. None of Messrs. Malek and Freeman or Ms. Su has ever been an officer or employee of our Company or any of our subsidiaries. During 2007, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board.

Mr. Malek has committed to invest $2.0 million in CB Richard Ellis Strategic Partners IV, L.P. (through pooled co-investment vehicles organized for the investment of certain employees) on the same economic terms as unaffiliated investors. In 2007, Mr. Malek funded $0.5 million of his commitment in this investment. The Strategic Partner funds are closed-end real estate investment funds managed and sponsored by our subsidiary, CB Richard Ellis Investors. This investment has been approved by our Board, including all of the disinterested members.

Transactions between us and the members of our Compensation Committee or entities affiliated with such members are also described beginning on page 60 under the heading titled “Related-Party and Other Transactions Involving Our Officers and Directors.”

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties may write to the Chairperson of the Board (who acts as the lead independent director), the entire Board or any of its members at CB Richard Ellis Group, Inc., c/o Laurence H. Midler, General Counsel and Secretary, 11150 Santa Monica Blvd., Suite 1600, Los Angeles, California 90025. Stockholders and other interested parties also may e-mail the Chairperson, the entire Board or any of its members c/o larry.midler@cbre.com. The Board may not be able to respond to all stockholder inquiries directly. Therefore, the Board has developed a process to assist it with managing inquiries.

The General Counsel will perform a legal review in the normal discharge of his duties to ensure that communications forwarded to the Chairperson, the Board or any of its members preserve the integrity of the process. While the Board oversees management, it does not participate in day-to-day management functions or business operations, and is not normally in the best position to respond to inquiries with respect to those matters. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements will not be forwarded to the Chairperson or any other director. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Chairperson or any other director and will not be retained.

Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year and made available to the Chairperson and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence shall be shared with our management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department. If a response on behalf of the Board is appropriate, we gather any information and documentation necessary for answering the inquiry and provide the information and documentation as well as a proposed response to the appropriate directors. We also may attempt to communicate with the stockholder for any necessary clarification. Our General Counsel (or his designee) reviews and approves responses on behalf of the Board in consultation with the applicable director, as appropriate.

Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter. The Board, nevertheless, does consider stockholder questions and comments important, and endeavors to respond promptly and appropriately.

NOMINATION PROCESS FOR DIRECTOR CANDIDATES

The Governance Committee is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination. The Governance Committee is governed by a written charter, a copy of which is published in the Corporate Governance section of the Investor Relations page of our website at www.cbre.com.

The Governance Committee regularly reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the Governance Committee initiates a search. As a part of the search process, the Governance Committee may consult with other directors and members of senior management, and may hire a search firm to assist in identifying and evaluating potential candidates.

When considering a candidate, the Governance Committee reviews the candidate’s experiences, skills, and characteristics. The Governance Committee also considers whether a potential candidate would otherwise qualify for membership on the Board, and whether the potential candidate would likely satisfy the independence requirements of the NYSE as described below.

Candidates are selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent, analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and an ability to work collegially. Other factors include having members with various and relevant career experience and technical skills, and having a Board that is, as a whole, diverse. Where appropriate, we will conduct a criminal and background check on the candidate. In addition, at least a majority of the Board must be independent as determined by the Board under the guidelines of the NYSE listing standards, and at least one member of the Board should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), as defined by the rules of the SEC.

All potential candidates are interviewed by our chief executive officer, our Board Chairperson and Governance Committee Chairperson (currently, Mr. Feeny), and, to the extent practicable, the other members of the Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit. In addition, the General Counsel conducts a review of the director questionnaire submitted by the candidate and, as appropriate, a background and reference check is conducted. The Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy, or add an additional member, or recommends a slate of candidates to the Board for nomination for election to the Board. The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

Stockholders may recommend candidates to our Board. See “Corporate Governance—Submission of Stockholder Proposals and Board Nominees” on page 21 for more information.

Stockholders affiliated with Blum Capital Partners are entitled to nominate directors as set forth under “Related-Party and Other Transactions Involving Our Officers and Directors” on page 60.

DIRECTOR INDEPENDENCE

Pursuant to our Corporate Governance Guidelines and the listing rules of the NYSE, the Board must consist of at least a majority of independent directors. In addition, all members of the Audit Committee, Compensation Committee and Governance Committee must be independent directors as defined by the Corporate Governance Guidelines and the listing rules of the NYSE. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which generally provides that they may not (1) accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than their compensation as directors or members of the Audit or any other committees of the Board, or (2) be an affiliated person of ours. Members of our Compensation Committee who are responsible for equity awards must also be non-employee directors for purposes of Section 16 under the Exchange Act and Section 162(m) under the Internal Revenue Code of 1986, as amended from time to time (the “Internal Revenue Code”) pursuant to the Second Amended and Restated Plan, as submitted to the stockholders for approval.

We adopted the following categorical standards for director independence in compliance with the NYSE corporate governance listing standards: No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with us or any of our subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). We and our subsidiaries must identify which directors are independent and disclose the basis for that determination.

1.	The following relationships shall be deemed immaterial in determining director independence:

•

The director, or a company of which the director serves as an officer, director, employee or consultant, receives products or services (e.g., brokerage or property management services) from us or our affiliates or subsidiaries in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties, subject to the dollar limitations described elsewhere in these categorical standards for director independence.

•

A relationship arising solely from a director’s status as an officer, employee or owner of two percent or more of the equity of a company to which we are indebted at the end of our preceding fiscal year, so long as the aggregate amount of the indebtedness of us to such company is not in excess of two percent of our total consolidated assets at the end of our preceding fiscal year.

2.	However, a director is not independent if:

•

The director is, or has been within the last three years, our employee or an employee of any of our subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of ours or any of our subsidiaries.

•

The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from us, or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•

The director or an immediate family member is a current partner of a firm that is our internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our, or any of our subsidiaries, audit within that time.

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The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers, or any present executive officers of any of our subsidiaries, at the same time serves or served on that company’s compensation committee.

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The director or an immediate family member is, or during the last three years was, an officer or senior employee of a company on whose board of directors any of our present executive officers, or any present executive officers of any of our subsidiaries, at the same time serves or served.

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The director is a current employee, or an immediate family member is a current executive officer, of a company or firm that has made payments to, or received payments from, us or any of our subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

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The director or an immediate family member is affiliated with or employed by a tax-exempt entity that received significant contributions (i.e., more than 2% of the annual contributions received by the entity or more than $1,000,000 in a single fiscal year, whichever amount is lower) from us, any of our affiliates, any executive officer or any affiliate of an executive officer within the preceding twelve-month period, unless the contribution was approved in advance by the Board.

As a result of the review, the Board affirmatively determined that all of the directors nominated for election at the Annual Meeting are independent of us and our management under the standards set forth in the Corporate Governance Guidelines, with the exception of Messrs. Wirta, White and Sulentic. Messrs. Wirta, White and Sulentic are considered inside directors because of their employment by us or by our subsidiaries. In 2007, there were no transactions or relationships which required separate Board evaluation for purposes of an independence determination.

AUDIT COMMITTEE FINANCIAL EXPERTS

Our Board has determined that Messrs. Malek and Wilson and Ms. Daniels qualify as “audit committee financial experts,” as this term has been defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K. Messrs. Malek and Wilson were determined by our Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including based on their prior experience of actively supervising chief financial officers and serving as chief financial officers, respectively.

Our Board determined that Ms. Daniels acquired the required attributes for such designation as a result of the following relevant experience, which forms of experience are not listed in any order of importance and were not assigned any relative weights or values by our Board in making such determination:

•	Ms. Daniels received a B.S. degree in Business Administration at the University of California, Berkeley and an M.B.A. degree in Finance at the University of Chicago Graduate School of Business.

•

Ms. Daniels served in several capacities, including Managing Director, with Bankers Trust from July 1987 to March 1997, which included arranging private and public senior and subordinated debt financing and equity capital for leveraged buyout transactions and for restructuring or acquisitions for non-investment grade companies.

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Ms. Daniels served as a Managing Director with CIBC World Markets from March 1997 to October 2001, which included providing investment and commercial banking products to non-investment grade companies and leveraged buyout firms.

•	Ms. Daniels was a founding partner of Onyx Capital Ventures, L.P., a private equity investment firm, which was founded in October 2001.

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Ms. Daniels served on the audit committee of the board of directors of World Color Press, Inc., a diversified commercial printing company that was publicly traded on the NYSE, from January 1998 until it was acquired by Quebecor Printing Inc. in October 1999.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all significant audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Deloitte & Touche LLP’s fees for the fiscal years ended December 31, 2007 and 2006 were as follows (in millions):

	Fiscal 2007	Fiscal 2006
Audit Fees	$5.9	$4.8
Audit-Related Fees	1.0	0.7
Tax Fees	1.5	1.8
All Other Fees	—	—

Total Fees	$8.4	$7.3

A description of the types of services provided in each category is as follows:

Audit Fees—Includes audit of our annual financial statements, review of our quarterly reports on Form 10-Q, statutory audits required internationally, and consents and assistance with and review of registration statements filed with the SEC. In addition, audit fees include those fees related to Deloitte & Touche LLP’s audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees—Includes audits of our employee benefit plans, financial due diligence in connection with acquisitions, and accounting consultations related to generally accepted accounting principles, or GAAP, and the application of GAAP to proposed transactions.

Tax Fees—Includes tax compliance at international locations, domestic and international tax advice and planning, assistance with tax audits and appeals, and tax planning for acquisitions and restructuring.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

BOARD ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

While the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, the Board strongly encourages all directors to make attendance at all annual meetings of stockholders a priority. At the 2007 Annual Meeting on June 1, 2007, all but one of our directors were in attendance in person. One director participated by telephone.

SUBMISSION OF STOCKHOLDER PROPOSALS AND BOARD NOMINEES

If you would like to recommend a candidate for possible inclusion in our 2009 proxy statement or bring business before our annual meeting of stockholders in 2009 other than through a stockholder proposal pursuant to SEC rules, you must send the proposal to Laurence H. Midler, Secretary, CB Richard Ellis Group, Inc., 11150 Santa Monica Blvd., Suite 1600, Los Angeles, California 90025, by registered, certified, or express mail and provide the information required by the provision of our By-laws dealing with stockholder proposals. Our By-laws are posted on the Corporate Governance section of the Investor Relations page on our web site at www.cbre.com. Proposals and nominations must be received on or before March 3, 2009, except as described below.

Stockholder recommendations for director nominees or proposals to bring any matter before our annual meeting of stockholders in 2009 must be delivered to or mailed and received at our principal executive office no later than March 3, 2009 and no earlier than February 2, 2009, unless our 2009 annual meeting of stockholders is to be held more than 30 days before or more than 70 days after June 1, 2009, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2009 annual meeting and not later than the close of business on the later of the 90th day prior to the 2009 annual meeting or the 10th day after the notice or public disclosure of the date of the 2009 annual meeting is first made or given. The requirements for such notice are set forth in our By-laws, which are posted on the Corporate Governance section of the Investor Relations page on our web site at www.cbre.com. The recommendation must include the following information:

•	The candidate’s name and business address;

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A resume or curriculum vitae describing the candidate’s qualifications (including prior business experience for at least the past five years), and which clearly indicates that he or she has the experiences, skills, and qualifications that the Governance Committee looks for in a director as indicated above and in the Governance Committee’s Charter;

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A statement as to whether or not, during the past 10 years, the candidate has been convicted in a criminal proceeding (excluding traffic violations) and, if so, the dates, the nature of the conviction, the name or other disposition of the case, and whether the individual has been involved in any other legal proceeding during the past five years;

•	A statement signed by the candidate stating that he or she consents to serve on the Board if elected; and

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A statement from the person submitting the candidate that he or she is the registered holder of common shares, or if the stockholder is not the registered holder, a written statement from the “record holder” of the common shares (usually a broker or bank) verifying that at the time the stockholder submitted the candidate that he or she was a beneficial owner of common shares.

All candidates nominated by a stockholder pursuant to the requirements above will be submitted to the Governance Committee for its review, which may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with this process will be notified of the Governance Committee’s decision.

OTHER COMPANY PROPOSALS

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2008. Before selecting KPMG, the Audit Committee carefully considered KPMG’s qualifications as an independent registered public accounting firm. This included its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the rules of the Securities and Exchange Commission on auditor independence, including the nature and extent of non-audit services, to ensure that the provision of such services will not impair the independence of the auditors. The Audit Committee expressed its satisfaction with KPMG in all of these respects.

Deloitte & Touche LLP (“Deloitte”) had served as our independent accountants for fiscal years 2002 through 2007, and reported on our consolidated financial statements for those years, and had been our independent accountants since April 23, 2002. On March 12, 2008, Deloitte was notified on behalf of the Audit Committee that Deloitte was dismissed as our independent registered public accounting firm.

Deloitte's report on our financial statements for the past two years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

The termination, which was effective as of March 12, 2008, was approved by the Audit Committee.

During our two most recent fiscal years ended December 31, 2007 and 2006 and through March 11, 2008, we did not have any disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also during this period, there have been no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Representatives of KPMG LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions. Representatives from Deloitte will not be present at the Annual Meeting.

Although stockholder ratification is not required, the appointment of KPMG LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If KPMG LLP’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate KPMG LLP’s engagement as our independent accountants without the approval of our stockholders whenever the Audit Committee deems termination appropriate.

For the above reasons, the Board recommends that the stockholders vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

PROPOSAL NO. 3

APPROVAL OF THE SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN OF

CB RICHARD ELLIS GROUP, INC., INCLUDING AN INCREASE IN THE SHARE RESERVE

Our Board of Directors has approved an amendment and restatement (“Seconded Amended and Restated Plan”) of the Company’s Amended and Restated 2004 Stock Incentive Plan (“Current Stock Incentive Plan”), subject to obtaining approval of the Second Amended and Restated Plan from our stockholders at the 2008 Annual Meeting. The primary purpose of the Second Amended and Restated Plan is to increase the number of shares of common stock available for awards under the Current Stock Incentive Plan by an additional 10 million shares. The Current Stock Incentive Plan as originally adopted authorized the issuance of 20,785,218 shares. As of March 31, 2008, 3,847,892 shares remained available for future grants under the Current Stock Incentive Plan. This increase in the share reserve will provide the ability to continue making grants under the Second Amended and Restated Plan.

The Second Amended and Restated Plan makes certain additional changes to the terms of the Current Stock Incentive Plan, including requiring a minimum vesting schedule for certain types of awards and imposing a cap on the number of full value awards (that is, other than stock options and stock appreciation rights) that may be granted. In order for the Second Amended and Restated Plan to take effect, it must be approved by stockholders at the 2008 Annual Meeting. The Company has not added any shares to the Current Stock Incentive Plan since it was approved prior to the Company’s initial public offering in 2004.

An increase in the number of shares available for future grants is necessary as part of our ongoing commitment to align the interests of our employees (including executive officers) and consultants more closely with those of our stockholders. In addition, we believe having an adequate share reserve capacity is necessary to attract and retain key employees.

If our stockholders approve the Second Amended and Restated Plan, the maximum dilution that may result from the grant of awards issuable under the Second Amended and Restated Plan on or after June 2, 2008 would be increased to 27,194,300 shares, or 11.9% overall on a fully diluted basis. This number represents shares subject to outstanding awards as of March 31, 2008 (13,346,408 shares), shares available for, but not yet subject to a grant or award as of March 31, 2008 (3,847,892 shares), plus the additional 10 million shares authorized by the Second Amended and Restated Plan. If our stockholders do not approve the Second Amended and Restated Plan at the 2008 Annual Meeting, the Current Stock Incentive Plan shall remain in effect. We estimate that the remaining share reserve under the Current Stock Incentive Plan will permit us to continue our equity award practices for approximately one more year.

We are a real estate services company and unlike many other companies involved in the real estate industry, our greatest assets are our people, not buildings. As a human-capital intensive company, we must employ competitive compensation mechanisms to attract, motivate and retain our most productive employees. Although all employees are eligible for equity compensation under the Second Amended and Restated Plan, we limit application of the plan to management employees who are likely to have line of sight to our financial results (i.e., an effect on our bottom line) and to top performing sales professionals. A critical factor in successfully achieving our business objectives and creating long-term value for our stockholders is the ability to provide long-term equity compensation to these individuals. Participation in our equity plan rewards these employees for superior performance by giving them an opportunity to participate in the Company’s growth, thereby aligning their interests with those of our stockholders. Our direct competitors and our peer companies rely on equity compensation to attract and retain top talent in our industry and remain competitive. We believe that any failure by us to offer competitive levels of equity compensation in attracting and retaining important management and sales employees would have an adverse effect on our business.

Proposed Amendments

The following table provides a comparative summary of the material amendments we are requesting as part of the approval of the Second Amended and Restated Plan, including the increase in the share reserve.

Comparison of Material Differences between the Provisions of the

Current Stock Incentive Plan and the Proposed Second Amended and Restated Plan

Provision	Current Stock Incentive Plan	Second Amended and Restated Plan
Maximum number of shares available for awards	20,785,218 shares	30,785,218 shares

Minimum vesting period for restricted stock awards and restricted stock units	Not provided for in the Current Stock Incentive Plan.	Minimum vesting period of 3 years following the date the award is made, subject to a 5% non-restricted pool

Performance-based awards	Not provided for in the Current Stock Incentive Plan.	Provision for performance-based awards that satisfy the requirements of Section 162(m) of the Internal Revenue Code; Addition of Performance Criteria as set forth below

Cap on amount of full value awards	Not provided for in the Current Stock Incentive Plan.	75% of the share reserve

Stock awards ratio in relation to reduction of share reserve upon grant	2.25:1	1:1

Term for option awards	Ten years	Seven years

We are asking stockholders to approve adding 10 million shares to the Current Stock Incentive Plan by increasing the maximum aggregate number of shares of stock in respect of which awards may be granted under the Second Amended and Restated Plan from 20,785,218 shares to 30,785,218 shares. The Board is sensitive to the need to find an appropriate balance between the interests of employees and shareholders with respect to equity-based compensation and believes that the proposed plan amendments as summarized below strike that appropriate balance. Since 2004, the Current Stock Incentive Plan has utilized shares within a burn rate (annual amount of share grants as a percentage of outstanding shares) of less than 2% using the 2.25:1 fungible ratio with respect to full value awards (i.e., awards other than stock options and stock appreciation rights). Our actual burn rate over the past three years on this fungible basis was 1.9% in 2005, 1.9% in 2006, and 1.6% in 2007. Had we used a 1:1 ratio as proposed in the Second Amended and Restated Plan, our burn rate would have been 1.7% in 2005, 1.1% in 2006, and 1.0% in 2007. We project that the increased number of shares requested will satisfy the plan’s needs for at least three years. While the Second Amended and Restated Plan would change the 2.25:1 fungible ratio to a 1:1 ratio, it provides for a limit on the number of awards that can be granted on a “one-for-one” basis as “full value” type awards. This limit will be 75% of the share reserve under the Second Amended and Restated Plan.

In addition, among the other amendments to the Current Stock Incentive Plan included in the Second Amended and Restated Plan are the following:

•	Require a minimum vesting period of three years for restricted stock awards and restricted stock units, subject to a 5% non-restricted pool;

•	Place a cap (75% of the share reserve) on the amount of full value awards that may be granted (that is, other than stock options and stock appreciation rights);

•	Remove the full value awards ratio (currently 2.25:1) so that all awards are treated 1:1 as a reduction from the share reserve upon grant;

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Require that the plan administrator be a committee of directors who are deemed independent under New York Stock Exchange Rules, and that members of the committee who are responsible for equity awards must also be “non-employee” directors for purposes of Section 16 under the Exchange Act and “outside directors” for purposes of Section 162(m) under the Internal Revenue Code (“Section 162(m)”);

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Restrict the ability of the Board to make certain amendments without stockholder approval, e.g., increasing the number of shares that may be issued under the plan, increasing participants’ accrued benefits, modifying the requirements for participation, allowing acceleration other than as permitted in connection with death, disability, retirement or change in control, reducing the exercise price of a stock option or stock appreciation right, and canceling or exchanging an award for other consideration;

•	Provide for performance-based awards that satisfy the requirements of Section 162(m) and provide us greater tax efficiency for certain awards that vest in accordance with performance criteria;

•	Reduce the term of options to seven years from ten;

•	Place a cap of 2,000,000 shares that applies to all awards in the aggregate that any participant may receive in a fiscal year;

•	Change various definitions (e.g., Fair Market Value and Change of Control), to provide more current terminology and satisfy the rules of Section 409A of the Internal Revenue Code (“Section 409A”); and

•	Eliminate historical private-equity related language that is no longer relevant.

We are also seeking to amend certain provisions in the Current Stock Incentive Plan to prevent it and options granted thereunder from failing to comply with the requirements of Section 409A. With the enactment of Section 409A, nonqualified deferred compensation plans, including stock option plans that defer payment of cash or property upon the exercise of the option beyond the year in which the option is exercised, must comply with strict requirements on deferral and distributions elections to avoid immediate taxation and penalties. If a nonqualified deferred compensation plan fails to comply with the requirements of Section 409A, all compensation deferred under the plan will become currently includible in the participant’s gross income when it vests, and the participant will be subject to an additional 20% penalty tax plus interest on such amounts. With respect to stock options, failing to comply with the requirements of Section 409A would result in an optionee being required to recognize income at vesting, rather than upon exercise, on the difference between the fair market value of the underlying stock on the date of vesting and the exercise price (the “spread”), plus an additional 20% penalty tax on the spread plus interest on any tax to be paid.

If our stockholders do not approve the Second Amended and Restated Plan, we may need to increase the cash component of employee compensation.

Description of the Second Amended and Restated Plan

The principal features of the Second Amended and Restated Plan are summarized below. The following summary is qualified in its entirety by reference to the full text of the Second Amended and Restated Plan that is included as Appendix A to this Proxy Statement.

Second Amended and Restated Plan Summary

The Second Amended and Restated Plan authorizes the grant of stock-based awards to our employees, directors and consultants. A total of 30,785,218 shares of our Class A common stock are reserved for issuance under the Second Amended and Restated Plan. This share reserve is reduced by one share upon exercise or redemption of any awards. Awards that expire, terminate or lapse, that are reacquired by us or that are redeemed for cash rather than shares will again be available for grant under the Second Amended and Restated Plan. In addition, shares tendered as payment of the exercise price or for tax withholding will be added back to the share reserve.

To enable the Company to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with performance awards granted under the Second Amended and Restated Plan, the plan is designed to qualify such compensation as “performance-based compensation” under Section 162(m). To comply with Section 162(m), the Second Amended and Restated Plan limits the number of shares for which such awards may be granted to any participant. Under this limitation, no participant will be eligible to be granted any award permitted under the Second Amended and Restated Plan covering more than 2,000,000 shares of common stock during any fiscal year.

The number of shares issued or reserved pursuant to the Second Amended and Restated Plan, or pursuant to outstanding awards, the share limits on awards to a given participant, and the number of shares and exercise or base price for outstanding awards, is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive changes in our common stock. In addition, our Board may adjust outstanding awards to preserve the awards’ benefits or potential benefits.

Authorized Shares

There are approximately 3,847,892 shares available for grant under our Current Stock Incentive Plan as of March 31, 2008. We currently expect that shares remaining available for grant will be used in the next 12-18 months in connection with 2008 and 2009 recruiting, retention, director compensation and annual employee incentive compensation and, as a result, we are requesting a 10,000,000 share increase which is expected to cover our equity grants to employees, consultants and directors through 2011. We typically grant awards to employees (including officers) based on performance and retention objectives, in addition to any other objectives that our Compensation Committee may determine to be relevant. With respect to our directors, our grants are compensatory and are in the amounts described above under “Information About the Board—Compensation of Directors.”

If an award entitles the holder to receive or purchase shares, the number of shares covered by the award or to which the award relates will be counted on the date of grant of the award against the aggregate number of shares available for granting awards under the Second Amended and Restated Plan. Any shares that are used by a participant as full or partial payment to us of the purchase price relating to an award, including in connection with the satisfaction of tax obligations relating to an award, will again be available for granting awards under the Second Amended and Restated Plan. In addition, if any shares covered by an award or to which an award relates are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the Second Amended and Restated Plan to the extent of any such forfeiture or termination will again be available for granting awards under the Second Amended and Restated Plan.

Administration

The Current Stock Incentive Plan provides for the Board to administer the plan, with the authority to delegate to a committee of the Board. The Board currently delegates this authority to its Compensation Committee. The Second Amended and Restated Plan requires that the plan be administered by a committee of non-employee directors who are deemed independent under the New York Stock Exchange Rules and for purposes of Section 162(m). Our Compensation Committee satisfies this requirement and will continue to administer the Second Amended and Restated Plan. Under the Second Amended and Restated Plan, the Compensation Committee has the authority to delegate administration of the plan to any of its members or to any other person or committee selected by it. The Compensation Committee has the authority to:

•	designate participants in the plan;

•	determine the type(s), number, terms and conditions of awards, as well as the timing and manner of grant;

•	interpret the plan; establish, adopt or revise any rules and regulations to administer the plan; and

•	make all other decisions and determinations that may be required under the plan.

The Compensation Committee’s delegate or any subcommittee will be composed solely of two or more “outside directors” who are considered “independent” under the rules of the New York Stock Exchange and for purposes of Section 162(m). However, our Board reserves the right to amend or terminate the Second Amended and Restated Plan at any time and to administer the plan with respect to non-employee directors. Stockholder approval will be required for amendments to the Second Amended and Restated Plan that increase the number of shares that may be issued under the plan, increase participants’ accrued benefits, modify the requirements for participation, effect a repricing of stock options or stock appreciation rights, allow acceleration other than as permitted in connection with death, disability, retirement, other termination of employment or change in control, or to the extent required to comply with applicable law.

Options

Incentive and nonstatutory stock options must have an exercise price that is at least equal to the fair market value of our Class A common stock on the date the option is granted. An option holder may exercise an option by payment of the exercise price (1) in cash, (2) pursuant to a “same day sale” program, (3) by the surrender of a number of shares of Class A common stock already owned by the option holder with a fair market value equal to the exercise price, (4) by withholding stock otherwise issuable in connection with the exercise of the option or (5) by a combination approved by the Board.

The Second Amended and Restated Plan provides that options generally vest and become exercisable over a period of four years, with 25% of the options vesting on each subsequent anniversary of the grant date. In the event of the option holder’s termination, the option holder will generally have up to three months (up to one year if due to disability or 18 months if due to death) from termination to exercise his/her vested options. Unless the option holder’s agreement provides otherwise, options generally expire, to the extent unexercised, seven years from the date of grant.

The terms of the Second Amended and Restated Plan expressly provide that without stockholder approval, the Board may neither cancel outstanding stock options and grant in substitution stock options having a lower exercise price nor may the Board amend outstanding options to reduce the exercise price thereof, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares).

Restricted Stock Bonuses, Restricted Stock Units and Stock Appreciation Rights

Our Board may award restricted stock bonuses. Our Board may also award restricted stock units, which entitle the participant to the right to receive one share of common stock per unit at the time the unit vests, with delivery of such common stock on a date chosen by the participant. For both restricted stock bonuses and units, vesting will generally be based on the participant’s continuous service and shall be over a period of not less than three years following the date the award is made. The Second Amended and Restated Plan provides that awards that result in the issuance of an aggregate of up to 5% of the shares of common stock available under the Second Amended and Restated Plan may be granted to any one or more participants without respect to such minimum vesting provisions. In the event a participant’s continuous service terminates, all unvested common stock as of the date of termination will be subject to our reacquisition.

Our Board may grant stock appreciation rights independent of or in connection with an option. No stock appreciation right shall be exercisable after the expiration of seven years from the date it was granted. The base price per share of a stock appreciation right may be no less than 100% of the fair market value of our Class A common stock on the date of grant. The Current Stock Incentive Plan provides that the base price cannot be less than 85% of the fair market value of our Class A common stock on the date of grant. Generally, each stock appreciation right will entitle a participant upon redemption to an amount equal to (a) the excess of (1) the fair market value on the redemption date of one share of common stock over (2) the base price, times (b) the number of shares of common stock covered by the stock appreciation right. To the extent a stock appreciation right is granted concurrently with an option, the redemption of the stock appreciation right will proportionately reduce the number of shares of common stock subject to the concurrently granted option. Vesting shall generally be based on the participant’s continuous service and shall be over a period of not less than three years following the date the award is made. Payment shall be made in common stock or in cash, or a combination of both, as determined by the Board. The Second Amended and Restated Plan also allows for grants of other stock-based awards such as restricted stock purchase rights, phantom stock units, performance shares and performance share units which are described in the plan. Currently, we have not utilized any of these types of awards, but we may do so in the future. Additionally, the Second Amended and Restated Plan will provide for performance-based awards to satisfy the requirements of Section 162(m).

Unless otherwise determined by our Board or provided for in a written agreement evidencing an award, awards granted under the Second Amended and Restated Plan are not transferable other than by will or by the laws of descent and distribution.

Performance-Based Compensation

The Compensation Committee believes that adoption of these performance-based criteria will enhance its ability to identify appropriate performance objectives for use in determining performance-based compensation. In addition, this will allow us to preserve the deductibility of certain compensation paid to covered employees, thereby reducing our tax obligations. Types of awards that may be performance-based include, stock options, restricted stock bonuses, performance share bonuses and performance share units. The Second Amended and Restated Plan adds definitions of “Performance-Based Compensation,” “Performance Criteria” and “Performance Goals.” The Second Amended and Restated Plan sets forth certain performance-based criteria, referred to in the plan as "Performance Criteria," that are to be used by the Compensation Committee in determining any stock awards intended to qualify as performance-based under Section 162(m). The Performance Criteria are (a) annual revenue, (b) earnings before interest, taxes, depreciation and amortization, or EBITDA, (c) earnings per share, (d) stock price, (e) operating cash flow, (f) net income (before or after taxes), (g) profit margins, operating margins, gross margins or cash margins, (h) revenue growth, (i) pre- or after-tax income (before or after allocations of corporate overhead and bonuses), (j) return on equity, (k) total shareholder return, (l) return on assets or net assets, (m) appreciation in and/or maintenance of the price of the Company’s common stock, (n) market share, (o) gross profits, (p) economic value-added models or equivalent metrics, (q) comparisons with various stock market indices, (r) reductions in costs, (s) cash flow or cash flow per share, (t) return on capital (including return on total capital or return on invested capital), (u) cash flow return on investment, (v) improvement in or attainment of expense levels or working capital levels, (w) year end cash, (x) debt reductions, (y) shareholder equity, (z) regulatory or litigation achievements, (aa) implementation, completion or attainment of measurable objectives with respect to business development, new products or services, budgets, regulatory or business risks, acquisitions, divestitures or recruiting and maintaining personnel, or (bb) any combination of the foregoing.

The Performance Criteria, singly or in any combination, may be applied by the Compensation Committee to our Company as a whole or to any business unit, on an absolute basis or relative to any increase or decrease or as compared to results of a peer group, in each case as specified by the committee in the relevant award. Before payment of any stock award intended to qualify as performance-based under Section 162(m), the Compensation Committee is required to certify the extent to which the Performance Criteria, and any other terms of the award, have been satisfied.

Section 162(m) requires an aggregate annual cap on the number of shares an employee may receive pursuant to an award intended to qualify as performance compensation in any year. Under the Second Amended and Restated Plan, no participant may be granted awards with respect to more than 2,000,000 shares of common stock in any one fiscal year.

Grants to Non-Employee Directors

Directors who are neither employed by us nor receive a management fee (or are employed by an entity receiving such a fee) from us, will each automatically receive an annual grant of stock options with a per share exercise price equal to the fair market value of our Class A common stock on the date of grant and an aggregate exercise price equal to an amount currently set at $50,000. Under the Second Amended and Restated Plan, this amount cannot exceed $100,000. The options are subject to vesting quarterly over a three-year period and expire, to the extent unexercised, no later than seven years from the date of grant. These directors will also each automatically receive an annual grant of restricted stock worth a total amount currently set at $35,000 on the date of grant, which generally vests in full on the third anniversary of the date of the grant, provided that under certain circumstances where a director does not continue to serve, the shares vest immediately prior to such departure in the amount of one-third of the total number of shares subject to the grant for each full year the director served on the Board after the date of grant. Under the Second Amended and Restated Plan, this amount cannot exceed $70,000. In addition, each non-employee director receives an annual grant of unrestricted stock worth a total amount currently set at $10,000 on the date of grant.

Adjustments

In the event of a change of control, as defined in the Second Amended and Restated Plan, other than approval by the stockholders of the Company of a complete dissolution or liquidation of the Company, the Board may provide for the (1) assumption or continuation of any stock awards outstanding under the plan, (2) issuance of substitute awards that will substantially preserve the terms of any awards, (3) payment in exchange for the cancellation of an award or (4) termination of an award upon the consummation of the change of control, but only if the participant has been permitted to exercise or redeem an option or stock appreciation right prior to the change of control. Furthermore, at any time the Board may provide for the acceleration of exercisability and/or vesting of an award. In the event of a complete dissolution or liquidation of the Company, which is approved by the shareholders of the Company, all outstanding stock awards will fully vest. If such dissolution or liquidation is not approved by the shareholders of the Company, all outstanding stock awards shall terminate. The Second Amended and Restated Plan reflects some changes in the definition of change of control simply to eliminate some historical private-equity related language.

Amendments and Termination

Our Board may at any time amend, suspend, or terminate the Second Amended and Restated Plan in any respect, at any time, but no amendment may materially impair any of the rights of a participant under any awards previously granted, without his/her consent. Stockholder approval is required for any amendment that could increase the number of shares granted under the Second Amended and Restated Plan, permit acceleration other than as provided under the plan, or increase accrued benefits under the plan, and as otherwise may be required by applicable law or stock exchange rules.

Share Price. On March 31, 2008, the closing price of our common stock on the NYSE was $21.64 per share.

Certain Federal Tax Consequences. The following summary of the federal income tax consequences generally applicable under current law to awards under the Second Amended and Restated Plan is based upon United States federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. The grant of a nonstatutory stock option under the Second Amended and Restated Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonstatutory stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m). Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long- or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise or vesting. The Company does not receive a tax deduction for any such gain.

The grant of an incentive stock option under the Second Amended and Restated Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (although the participant may become subject to the alternative minimum tax in connection with the exercise), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m).

The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock, if any, and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m). Any gain or loss on the recipient’s subsequent disposition of the shares will receive long- or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of certain types of awards, e.g., restricted stock, may make an election under Section 83(b) of the Internal Revenue Code (“Section 83(b) Election”) to recognize, as ordinary compensation income in the year that such award is granted, the amount equal to the spread between the amount paid for such award and the fair market value on the date of issuance. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long- or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the award is issued. The Company will be entitled to a deduction equal to the taxable income recognized by the participant pursuant to the Section 83(b) Election.

When a stock appreciation right is granted with an exercise price at least equal to the fair market value of the Company’s common stock, there are no income tax consequences for the participant or the Company at the date of grant. When a stock appreciation right is redeemed, in general, the participant recognizes taxable income equal to the cash and/or the fair market value of the shares received upon redemption in an amount equal to the spread. The Company is entitled to a deduction equal to the taxable income recognized by the participant.

Section 409A. The Second Amended and Restated Plan includes a provision related to compliance with the American Jobs Creation Act of 2004, which introduced a new section of the Internal Revenue Code (Section 409A) covering certain nonqualified deferred compensation arrangements. Section 409A generally establishes new rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Second Amended and Restated Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. The Second Amended and Restated Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department. The Compensation Committee may amend the Second Amended and Restated Plan and outstanding awards to preserve the intended benefits of awards granted under the Second Amended and Restated Plan and to avoid the imposition of an additional tax under Section 409A.

New Plan Benefits

Future plan awards to be received by or allocated to particular participants are not presently determinable.

For the above reasons, the Board recommends that the stockholders vote FOR the approval of the Second Amended and Restated 2004 Stock Incentive Plan of CB Richard Ellis Group, Inc., including an increase in the share reserve.

OTHER MATTERS

We are not aware of any other matters that will be considered at the Annual Meeting. If any other matters are properly raised at the Annual Meeting, the proxy holders will vote the common stock as to which they hold proxies at their discretion.

EXECUTIVE OFFICERS

In addition to Messrs. White and Sulentic, described on page 6 under “Proposal No. 1—Nominees for Election to the Board,” our executive officers as of March 31, 2008 were as follows:

Name	Age	Position
Robert Blain	52	President—Asia Pacific
Gil Borok	40	Executive Vice President—Finance, Chief Accounting Officer
Calvin W. Frese, Jr.	51	Senior Executive Vice President, President—Americas
Kenneth J. Kay	52	Senior Executive Vice President, Chief Financial Officer
Laurence H. Midler	43	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Robert Blain. Mr. Blain has been President of CB Richard Ellis—Asia Pacific since February 2002. Prior to such time, he was employed by Colliers International Property Consultants, Inc., and served as a Regional Investment Director from 1995 to 1998, its Australia Director from 1999 to 2000 and as its Chief Executive—New South Wales from 2000 to February 2002. Mr. Blain holds a diploma in Land Economy from the Real Estate Institute of New South Wales, a Fellow of the Royal Institute of Chartered Surveyors, UK and a Fellow of the Australia Property Institute.

Gil Borok. Mr. Borok has served as our Executive Vice President—Finance and Chief Accounting Officer since January 2007 and previously served as our Executive Vice President and Global Controller since October 2002. Prior to that, he was Corporate Controller of Dole Food Company, Inc. from August 1999 to October 2002. Mr. Borok is a certified public accountant in the State of California, and holds a B.A. degree from the University of Pittsburgh and an M.B.A. from the Anderson School at the University of California—Los Angeles.

Calvin W. Frese, Jr. Mr. Frese has been President of our Americas operations since January 2005. He previously served as our Chief Operating Officer of the Americas beginning in 2001, and prior to that as our Executive Managing Director of the Central Region from 1998 to 2001. From 1989 to 1998, Mr. Frese was General Partner and Chief Operating Officer of Whittier Partners, a New England-based full-service real estate company and joint venture partner of CB Richard Ellis. He holds a B.A. degree from Trinity College and an M.S. degree in Accounting from the New York University, Leonard N. Stern School of Business.

Kenneth J. Kay. Mr. Kay has been our Chief Financial Officer since July 2002. He previously served as Vice President and Chief Financial Officer of Dole Food Company, Inc. from December 1999 to June 2002. Mr. Kay served as Executive Vice President and Chief Financial Officer for the consumer products group of Universal Studios, Inc. from December 1997 to December 1999. Mr. Kay is a certified public accountant in the State of California and holds a B.S. and an M.B.A. from the University of Southern California.

Laurence H. Midler. Mr. Midler has been our Executive Vice President and General Counsel since April 2004. He also serves as our Secretary and Chief Compliance Officer. Prior to joining us, Mr. Midler served as Executive Vice President, General Counsel and Secretary to Micro Warehouse, Inc., from July 2001 until the acquisition of its North American businesses in September 2003. Following the acquisition until March 2004, Mr. Midler served as sole director, President and Chief Executive Officer to manage the process of selling the company’s European operations and winding up the company’s affairs in Chapter 11 bankruptcy. He served as Vice President and Assistant General Counsel of Micro Warehouse, Inc. from September 1998 until July 2001. Mr. Midler began his legal career as an associate at Latham & Watkins, a global law firm, in 1990. He holds a B.A. degree from the University of Virginia and a J.D. degree from The New York University School of Law.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Our 2007 Compensation Program

Our compensation program objectives and what they are designed to achieve

The primary objectives set by our Compensation Committee through our executive compensation program are to attract and retain accomplished and high-potential executives and to motivate those executives to achieve short- and long-term goals with the objective of creating sustainable improvements in stockholder value. At the beginning of each year, our Board reviews our overall corporate mission, strategy and objectives and approves our annual operating plan and budget. These form the basis for the establishment by our Compensation Committee of both corporate and business unit annual and long-term performance goals for our executive officers. Consistent with those objectives, our executive compensation program includes both annual cash incentive and stock-based compensation designed to:

1.	Align executive pay to organizational performance by providing fair compensation to executives based on their performance and contributions;

2.	Provide incentives to attract and retain the leadership talent required to successfully execute our business strategy;

3.	Link the interests of executives to those of our stockholders by instilling a long-term commitment and developing pride and a sense of ownership;

4.	Develop and maintain executive compensation programs and practices that are transparent and reflect best practices in corporate governance; and

5.	Employ compensation programs that are cost-effective and tax-efficient.

We believe that compensation plays a vital role in supporting short- and long-term business objectives that ultimately drive long-term business success. Our compensation programs are designed to focus our executives on our critical goals that translate into long-term stockholder value, i.e., we reward our executives for annual and long-term business performance, based on either global or line of business financial performance, strategic progress and the creation of stockholder value. At year-end, results and strategic progress achieved at the corporate, business unit and individual levels are measured relative to the goals previously approved by our Compensation Committee.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, performance is the primary basis for our financial decision-making tools and incentive compensation systems. We believe EBITDA is an effective measure of operating results and is linked to stockholder value. In addition, in establishing our executive officer compensation structure and program, our Compensation Committee also considers:

•	Industry conditions;

•	Corporate performance relative to a selected peer group;

•	Current market data among comparable companies;

•	Current and evolving practices and trends among comparable companies;

•	Overall effectiveness of the program in measuring and rewarding desired performance levels; and

•	Advice to the Compensation Committee from its independent compensation experts.

We seek to offer total compensation competitive with the market in which we compete for executive talent. We believe that this market is broader than the commercial real estate services industry in which we operate. Accordingly, our Compensation Committee periodically reviews survey data and recommendations from our independent compensation consultant for the applicable year. In 2007, compensation was benchmarked against business services sector peers and a broad group of non-manufacturing companies, including our most comparable public company competitors.1 In addition to market data, the Compensation Committee also considers a number of factors relating to each executive officer, including individual performance, job responsibilities, experience level and ability when setting compensation. For example, our Chief Executive Officer’s base salary and annual incentive awards are significantly above that of the next highest paid executive. This is partly a function of competitive market data, which indicates that chief executive officers are paid significantly higher than other executives. It also reflects the Compensation Committee’s view that our Chief Executive Officer bears ultimate responsibility for the Company’s global results and its overall success.

Executive compensation strategy

To achieve our compensation program objectives, we use the following executive compensation strategy:

•	Emphasize variable, performance-based pay that ensures executive compensation is aligned with our performance.

•	Position total cash compensation at the 75th percentile of the relevant market at target performance to reinforce aggressive annual goal setting.

•	Target long-term incentives at the relevant market median.

•	Use equity compensation as a long-term incentive for alignment with stockholders and as a retention tool, including:

➢	Focus equity participation on those that have line-of-sight to our overall results.

➢	Manage equity grants based on dilution guidelines that keep us within a burn rate (annual amount of share grants as a percentage of outstanding shares) of less than 2% using the 2.25:1 fungible ratio with respect to full value awards (i.e., awards other than stock options and stock appreciation rights). For 2008, under Proposal No. 3, the Company is proposing to eliminate the 2.25:1 fungible ratio so that all awards will be granted on a one for one basis.

Elements of our compensation program

The compensation program for any individual serving as our Chief Executive Officer and our other executive officers is primarily comprised of three major elements:

•	Base salary;

•	Short-term, or annual, incentives; and

•	Long-term equity incentives.

A significant percentage of our executive officers’ compensation package is in the latter two categories and variable, based on corporate, divisional and individual performance. The Compensation Committee determines the targets for cash performance awards under the Company’s Executive Bonus Plan, as amended, or the EBP, and the amount of specific equity awards based on advice from its outside consultant regarding market parameters within our peer group companies and other subjective factors, including an assessment of business unit financial performance, individual past performance, potential future performance and retention risk. Actual payouts under the 2007 EBP differed from targets based on the financial and subjective factors discussed below.

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This peer group included: Aon Corporation, Aramark Corporation, Computer Sciences Corporation, First American Corporation, Fiserv, Inc., Hewitt Associates, LLC, Jones Lang LaSalle, Inc., Kelly Services, Inc., LandAmerica Financial Group, Inc., Marsh & McLennan Companies, Inc., Pitney Bowes, Inc., Robert Half International Inc., R.R. Donnelley & Sons Company, The Servicemaster Company, Unisys Corporation and Willis Group Holdings Limited.

Actual total compensation levels will vary from year to year based on performance relative to goals and changes in stockholder value. Our pay practices support our efforts to attract, motivate, incentivize and retain exceptional business leaders with demonstrated performance, leadership and potential capabilities to deliver innovative initiatives while concurrently meeting aggressive long-term business objectives. Such pay practices are highly differentiated based on individual performance, leadership and potential as well as overall enterprise and business unit results. They are assessed in the context of a rigorous performance management process.

Base pay: We provide competitive base salaries that allow us to attract and retain a high performing leadership team at a reasonable level of fixed costs. Base pay levels generally will be set at the market median, although exceptions can exist both above and below median to reflect a variety of factors such as skills and experience, the importance of the position to us, the difficulty of replacement and affordability.

Base salaries are generally reviewed annually during the first quarter, and at other times if an executive officer’s responsibilities have materially changed. For example, Mr. Frese’s base salary was reviewed and increased in December 2006 in connection with the completion of our acquisition of the Trammell Crow Company and the resulting increased scope of our Americas operations.

Short-term or annual incentive bonuses: In 2007, our executive officers participated in the 2007 EBP for purposes of receiving annual performance awards. The 2007 EBP was designed to motivate and reward executives by aligning pay with annual performance, as measured by a combination of challenging financial and strategic goals.

We use EBITDA as the primary financial measure when establishing performance targets to effectively tie compensation to our operating results. EBITDA is measured at the corporate level for the CEO and other corporate executives, and at the business unit level for line executives, to appropriately tie an individual’s compensation to performance in the areas where he or she has a direct impact. The following table illustrates the weightings for financial and strategic measures for each 2007 EBP participant:

	Financial Measures	Strategic Measures
Line Positions	80%	20%
CEO	Corporate EBITDA	includes strategic
CFO	Corporate EBITDA	measures tailored
Global Region President	Business Unit EBITDA	to each executive
Line of Business Leader	Line of Business EBITDA	position

Target financial performance under the 2007 EBP corresponds to our internal financial plan, which, in our opinion represents aggressive goal-setting. For 2007, the financial objectives, measured by EBITDA, had a threshold of 80% of the target goal and a maximum performance range of 120% of the target goal. The 2007 EBITDA targets for the CEO, CFO and our named executive officers were as follows:

	EBITDA Target	Relevant Business Measure
CEO	$917.2 million	Corporate
CFO.	$917.2 million	Corporate
President—Americas	$553.9 million	Americas
Group President—EMEA, Asia Pacific and Development Services	$309.9 million	EMEA, Asia Pacific and Development Services
President—Asia Pacific	$50.2 million	Asia Pacific

Twenty percent of the cash performance awards under the 2007 EBP are based on strategic measures assigned by the Compensation Committee for each executive officer. The strategic measures are generally more qualitative in nature. These measures are designed to reward the quality of current earnings and positioning for the future. The strategic measures for our executive officers under the 2007 EBP were as follows:

•	CEO: Succession planning; leadership; mergers & acquisitions; and EBITDA margin.

•	CFO: Succession planning; leadership; EBITDA margin; recruitment and retention; and quality of budget process and management.

•	Group President—EMEA, Asia Pacific and Development Services: Succession planning; leadership; mergers & acquisitions; EBITDA margin; and recruitment and retention.

•	President—Americas: Succession planning; leadership; mergers & acquisitions; EBITDA margin; and recruitment and retention.

•	President—Asia Pacific: Succession planning; leadership; EBITDA margin; recruitment and retention; acquisition integration; and quality of reporting process and capital management.

The Compensation Committee approved performance award targets under the 2007 EBP for the executive officers listed below, based on the recommendation of the Compensation Committee’s independent compensation consultant. The performance award targets approved by the Compensation Committee are as follows:

Name	2007 Performance Award Targets
Brett White	$1,700,000
President and Chief Executive Officer

Kenneth J. Kay	$535,000
Senior Executive Vice President and Chief Financial Officer

Calvin W. Frese, Jr.	$750,000
Senior Executive Vice President and President—Americas

Robert E. Sulentic	$750,000
Group President—EMEA, Asia Pacific and Development Services

Robert Blain	$460,000
President—Asia Pacific

For 2007, payouts ranged from 0 to 200% of target bonuses (as set forth in the chart above) for financial measures and from 0 to 150% of target bonuses for strategic measures. As a result, for these executives, maximum bonuses under this formula were 190% of target (i.e., (80% X 200%) + (20% X 150%) = 190%). For 2007, our CEO received 162% of target, our CFO received 162% of target, our Group President—EMEA, Asia Pacific and Development Services received 180% of target, our President—Americas received 98% of target and our President—Asia Pacific received 190% of target. The 2007 EBP payment to each named executive officer for 2007 is reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

The 2007 EBP also provides our Chief Executive Officer the discretion to recommend a supplementary discretionary bonus in cases of exceptional performance. These CEO awards for executive officers are subject to approval by our Compensation Committee. For 2007, our Chief Executive Officer recommended that our President—Americas receive a discretionary bonus in the amount of $500,000 to reflect the successful integration of the Trammell Crow Company in 2007. The Chief Executive Officer also recommended that our Group President—EMEA, Asia Pacific and Development Services receive a discretionary bonus in the amount of $300,000 for the successful integration of the Development Services business in 2007. In addition, our Chief Executive Officer also recommended that our President—Asia Pacific receive a discretionary bonus in the amount of $114,000 to reflect his performance relative to his peers at competitive companies. After reviewing with the Chief Executive Officer the rationale for these awards, our Compensation Committee approved the discretionary bonuses.

Long-term incentives: We use equity compensation as a long-term incentive for alignment with stockholders and as a retention tool focused on top executives that have line of sight to results. Long-term incentives, i.e., equity awards, for our executive officers are targeted at the market median for our peer group and have historically been provided annually through a combination of stock options and restricted shares granted under our Amended and Restated 2004 Stock Incentive Plan, or Current Stock Incentive Plan.

The link to performance in our long-term incentive grants is prospective in nature. For example, stock options are designed to motivate executives to engage in behaviors that create stockholder value. The stock price must grow above the share price at grant in order for the executive to realize value. Similarly, restricted stock encourages executives to not only contribute to the creation of new stockholder value but also to help maintain and preserve existing stockholder value. Lastly, our equity grants are subject to multi-year vesting schedules, which help us to retain key talent, and ensure our executives take a long-term view with regard to growth in stockholder value. The Compensation Committee’s determination of individual awards is essentially a determination of future potential earnings opportunities, rather than rewards for past performance. The ultimate value earned by the executives will depend on our stockholder return performance after the grants are made.

We make option and restricted stock award grants using grant value (or accounting cost) guidelines, rather than share-based guidelines. A grant value approach helps manage the annual cost of our equity incentive awards. The executive grant guidelines are determined by our Compensation Committee and are based on each executive’s position within our organization, job performance, future potential, awards made to executives at comparable companies and other factors. The ratio of option value to stock award value was 50%/50% for our executive officers in 2007. We chose this mix to provide a balance between the highly-leveraged stock options, which provide incentives to increase our share price and restricted stock, which provides incentives to preserve and grow existing shareholder value on a less leveraged basis. Detailed information on equity compensation grants to our executive officers in 2007 is reported on page 42 in the table of Grants of Plan-Based Awards.

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Stock options: We grant stock options because they motivate our executives to engage in behaviors that create stockholder value, thereby aligning the interests of executives and stockholders. For an executive to receive value from a stock option, the stock price must grow to be above the grant date price after the stock option vests. We grant stock options with an exercise price equal to the fair market value of our common stock on the date of grant, which is defined in our Current Stock Incentive Plan as the closing price of our common stock on the NYSE. Generally, stock options have a term of seven years from the date of grant and vest 25% per year beginning on the first anniversary of the grant date. This multi-year vesting schedule helps us retain key talent and ensure that executives take a long-term view with regard to growth in stockholder value. For purposes of determining the number of options granted to each executive under our value-based guidelines, options are valued using the Black-Scholes option pricing model.

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Restricted stock: We have historically used restricted stock because we believe that it also aligns the interests of our executives with those of stockholders. Restricted stock provides a balance to the highly leveraged stock option component. Restricted stock encourages executives to create stockholder value and to maintain and preserve value, thus ensuring that executives carefully consider the degree of risk associated with the strategic plan. Restricted stock granted to executives generally vests at a rate of 25% per year beginning on the first anniversary of the grant date, subject to the executive’s continued employment, which also provides a strong retention mechanism. For purposes of our value-based guidelines, the value of each share of restricted stock is equal to the value of one share of our common stock on the date of grant, which equals our accounting cost.

Deferred compensation plans: We also have deferred compensation plans in which highly compensated employees may participate, as described on page 50 under “Summary of Plans, Programs and Agreements—Deferred Compensation Plans.” We have an open Deferred Compensation Plan, or the Post-August 2004 DCP, in which our executive officers and other highly compensated employees may defer portions of their salaries and annual performance awards. The purpose of this plan is to provide highly compensated employees a tax-efficient way to defer compensation to future years, thus increasing the perceived value of the overall program in support of our attraction/retention objectives. Under the Post-August 2004 DCP, participants may only deposit their deferred income into money market funds or mutual fund investment options. We do not provide above market or guaranteed returns on non-qualified deferred compensation.

Under our prior deferred compensation plan, or Pre-August 2004 DCP, which was closed in August 2004, participants could purchase stock units, each of which was equivalent to one share of our common stock, as well as invest in interest index or insurance funds. Participation in the Pre-August 2004 DCP by any of our named executive officers is described on page 50 under “Summary of Plans, Programs and Agreements—Deferred Compensation Plans”.

Change of control agreements: Since our initial public offering of our common stock, we have not had change of control agreements with any of our executive officers. However, in connection with our acquisition of Trammell Crow Company, on October 30, 2006, we entered into an amendment to the employment agreement between Mr. Sulentic and Trammell Crow Company. Please see “Summary of Plans, Programs and Agreements—Potential Payments Upon Termination or Change in Control” on page 53 for details of this agreement.

In general and other than as described under “Summary of Plans, Programs and Agreements—Potential Payments Upon Termination or Change in Control,” “Summary of Plans, Programs and Agreements—Other Agreements With Executive Officers” and “Related-Party and Other Transactions Involving Our Officers and Directors—Other Agreements With Our Directors,” we have not entered into employment agreements with our executives. We believe that our compensation structure, including our long-term incentives, reflects our strategy of achieving our retention goals in the absence of employment contracts.

Benefits and Perquisites: Our executive officers participate in our benefit plans on the same basis as all of our other employees. We do not offer our executive officers perquisites, with the exception of Messrs. Blain and Sulentic. We provide Mr. Blain, who is based in Hong Kong, with allowances for housing, education/subsistence/travel, and insurance in an aggregate amount of $147,000 for 2007. We inherited an umbrella insurance policy upon the merger with Trammell Crow Company in which Mr. Sulentic participates and for which we pay the premium, which was $1,950 in 2007.

Material Changes to our Compensation Program in 2008

On March 24, 2008 and April 21, 2008, our Compensation Committee amended our EBP to provide that effective January 1, 2008, the financial-based measure for annual performance awards of our regional presidents and group president would be based 50% on total EBITDA targets and 50% on their respective regional or group EBITDA targets. The executives this amendment will impact in 2008 are Robert E. Sulentic, Group President—EMEA, Asia Pacific and Development Services, Calvin W. Frese, Jr., President–Americas, and Robert Blain, President—Asia Pacific. No changes were made to 2008 base salaries or performance awards for the officers covered by the EBP.

Timing of equity grants

We have an Equity Award Policy that is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. This policy (1) generally sets the timing of our annual equity grants, (2) provides that our Compensation Committee may not delegate any of its authority under our Current Stock Incentive Plan without prior Board approval and (3) provides that the effective date of a grant is either the date our Compensation Committee approves the award or a later date specified at that time. Our executive officers receive equity awards each year as part of an annual grant to our senior managers and other leaders approved by our Compensation Committee. This grant of stock options and restricted stock awards generally occurs at the Fall meeting of the Compensation Committee. The exercise price of stock options and value of restricted stock awards is the fair market value on the grant date, based on the closing price of our common stock on the NYSE and as set forth in our Current Stock Incentive Plan.

Policy on stock trading and hedging

We have a pre-clearance process for trades in CB Richard Ellis securities which all directors, executive officers and other designated insiders must follow. We also prohibit our directors, executive officers and other designated insiders from trading in CB Richard Ellis securities outside of our quarterly trading windows. In addition, all employees are prohibited from engaging in any transaction involving a put, call or other option on CB Richard Ellis securities (other than exercises of an option granted under our 2001 Stock Incentive Plan, our Current Stock Incentive Plan, or any of our, or our acquiree’s legacy stock incentive plans).

Role of Compensation Consultant and Input of Executive Officers

Our Compensation Committee is assisted in setting compensation for our executive officers by our Chief Executive Officer and the committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”). FW Cook prepares a benchmarking study for the Compensation Committee based on its review of compensation at and financial performance by the peer group of companies identified above. FW Cook also meets with the Compensation Committee and with management to solicit input on job scope, performance, retention issues and other factors it views as relevant. FW Cook then prepares a report to the Compensation Committee with recommendations as to compensation of the applicable executive officers.

Our Chief Executive Officer meets with FW Cook to provide information about the Company and its industry helpful in conducting an accurate peer group company benchmarking survey. In addition, our Chief Executive Officer is given an opportunity to review the consultant’s report to the Compensation Committee and provides the committee with commentary on certain portions of the report. He also attends, at the invitation of the Compensation Committee, portions of its meetings when the performance of the executive officers who report directly to him and other applicable executive officers is discussed. During these meetings, he provides an assessment of their performance and recommends a payout of some or all of the compensation recommended by FW Cook. The Compensation Committee makes all ultimate compensation decisions, incorporating both the feedback from FW Cook and our Chief Executive Officer. Our Chief Executive Officer does not attend discussions where his performance is evaluated or make recommendations on his own compensation.

Section 162(m) tax considerations

We attempt to structure our compensation program to comply with Section 162(m), which limits the deductibility of executive compensation paid by publicly held corporations to $1,000,000 per employee, unless the compensation is performance-based. As much as possible, we use and intend to use performance-based compensation. In connection with this goal, in March 2007 our Compensation Committee adopted, and in June 2007 our shareholders approved, the CB Richard Ellis Group, Inc. Executive Incentive Plan, or EIP. The EIP is meant to enable us to avail ourselves of the exemption from deductibility limits under Section 162(m). Under the EIP, the maximum award for each annual performance period that may be granted is equal to 1% of EBITDA for our Chief Executive Officer and 0.5% of EBITDA for each of our other participating executive officers. Our Compensation Committee may adjust such awards downward, but not upwards over these amounts. Each year, the Compensation Committee intends to determine the actual amount of such awards through application of the EBP or its successor plans, as well as consideration of other factors determined to be relevant by our Compensation Committee in gauging the performance of each executive.

In addition, our Second Amended and Restated Plan includes provisions that will permit certain new equity incentive awards granted under the plan to satisfy the exemption from deductibility limits under Section 162(m). This plan is more fully discussed under “Proposal No. 3: Approval of the Second Amended and Restated 2004 Stock Incentive Plan of CB Richard Ellis Group, Inc.” on page 23 and is subject to approval by our stockholders at the 2008 Annual Meeting.

The Compensation Committee’s policy is to take Section 162(m) into account in establishing compensation for our executives. While the tax impact of any compensation arrangement is one factor to be considered, this impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers competitively and in a manner commensurate with performance. From time to time, the Compensation Committee may therefore award compensation to our executive officers that is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

Report of the Compensation Committee

The Compensation Committee reviewed and discussed with management of the Company the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in CB Richard Ellis’ Annual Report on Form 10-K for the year ended December 31, 2007.

Compensation Committee

Frederick V. Malek, Chair
Bradford M. Freeman
Jane J. Su

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any future filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Compensation Committee is not incorporated into any such filings.

SUMMARY COMPENSATION TABLE

The following table sets forth information for the fiscal years ended December 31, 2007 and 2006 concerning the compensation of our Chief Executive Officer and certain of our other executive officers. For stock and option awards, the dollar amounts set forth in the table below reflect the dollar amounts recognized by us for financial statement reporting purposes with respect to the fiscal year ended December 31, 2007 or 2006, respectively, in accordance with FAS 123R. The table also identifies the principal capacity in which each of the named executive officers served us at the end of 2007.

Name and Principal Position	Year	Salary ($) (1)	Bonus (2) (3)	Stock Awards (4)	Option Awards (4)	Non-Equity Incentive Plan Compensa- tion (5) ($)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings (6) ($)	All Other Compensa- tion (1)(7)(8)(9) (10)(11) ($)	Total (12) ($)
Brett White	2007	$813,077	$—	$538,161	$1,123,991	$2,754,000	$—	$—	$5,229,229
President and Chief Executive Officer	2006	650,000		228,320	806,028	1,959,000	—	2,486	3,645,834

Kenneth J. Kay	2007	519,308	—	186,098	418,737	866,700	—	2,250	1,993,093
Senior Executive Vice President and Chief Financial Officer	2006	450,000	27,000	76,106	306,092	790,000	—	—	1,649,198

Calvin W. Frese, Jr.	2007	600,000	500,000	239,915	506,868	735,000	—	2,250	2,584,033
Senior Executive Vice President and President, Americas	2006	503,077	227,000	98,938	362,563	670,000	—	1,655	1,863,233

Robert E. Sulentic	2007	600,000	300,000	50,346	48,460	1,350,000	—	11,950	2,360,756
Group President	2006	19,726	1,500,000	—	—	—	—	59	1,519,785

Robert Blain	2007	460,000	114,000	178,807	365,922	874,000	—	147,000	2,139,729
President, Asia Pacific	2006	400,000	27,000	76,106	260,539	557,000	—	147,900	1,468,545

(1)	Mr. Sulentic became an executive officer on December 20, 2006. As a result, amounts shown in Mr. Sulentic’s “Salary” and “All Other Compensation” column for 2006 are prorated for the year ended December 31, 2006.

(2)	The total amounts shown in this column for 2006 reflect discretionary cash-based CEO awards issued to Messrs. Kay, Frese and Blain to recognize their contributions in the successful sourcing, negotiation and closing of our acquisition of Trammell Crow Company and other accomplishments for the year ended December 31, 2006. Messrs. Frese, Sulentic and Blain also received discretionary cash-based CEO awards in connection with their performance as described on page 36 under our 2007 Compensation Program for the year ended December 31, 2007.

(3)	Reflects a cash bonus paid in 2006 to Mr. Sulentic, who became our executive officer upon our acquisition of Trammell Crow Company in December 2006. Mr. Sulentic’s cash bonus was determined in the first instance by former members of Trammell Crow Company’s Compensation Committee in accordance with our Agreement and Plan of Merger between us, Trammell Crow Company and A-2 Acquisition Corp., our wholly-owned subsidiary. This cash bonus was based on targets and performance criteria established in 2006 by the Trammell Crow Company’s Compensation Committee and on Mr. Sulentic’s performance as the chief executive officer of Trammell Crow Company.

(4)	All grants were made under the 2001 Stock Incentive Plan and Current Stock Incentive Plan. See Note 12 “Stock-Based Compensation” to our interim financial statements as reported on Form 10-Q for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007, Note 2 “Significant Accounting Policies” and Note 16 “Employee Benefit Plans” to our consolidated financial statements as reported on Form 10-K for the year ended December 31, 2007 for a discussion on the valuation of our stock awards and option awards.

(5)	Amounts in this column relate to compensation pursuant to our EBP. Our EBP is a discretionary bonus plan that is based on the achievement of financial and non-financial performance objectives that are established at the beginning of each fiscal year and calculated in accordance with formulas under our EBP for that year.

(6)	Although Messrs. Frese and White have contributed to our deferred compensation plans described on page 50, earnings on deferred compensation are not reflected in this column because we do not provide above market or guaranteed returns on non-qualified deferred compensation.

(7)

Previously Brett White, our Chief Executive Officer, had an outstanding loan balance of $257,300 in connection with his purchase of shares in 1998 under our 1996 Equity Incentive Plan. Pursuant to a promissory note executed in connection with our 1996 Equity Incentive Plan, all interest accrued on the outstanding loan balances for any year was forgiven if Mr. White’s performance produced a sufficiently high level of bonus, with approximately $7,500 of interest forgiven for each $10,000 of bonus. Mr. White repaid the outstanding amount of $257,300 of this loan in full on February 17, 2005 and all interest accrued in 2005 was automatically forgiven in 2006 upon calculation of Mr. White’s 2005 bonus.

(8)	The amount in this column includes a matching contribution of $2,250 for Messrs. Frese, Kay, and Sulentic to each of his 401(k) account pursuant to our 401(k) plan’s employee match policy and $7,750 to Mr. Sulentic pursuant to the Trammell Crow Company 401(k) Plan for fiscal year ending December 31, 2007. The amount indicated in 2007 was contributed by us based on contributions by Messrs. Frese, Kay and Sulentic. The amount in this column for Mr. Frese includes a matching contribution of $1,655 to Mr. Frese’s 401(k) account pursuant to our 401(k) plan’s employee match policy for fiscal year ending December 31, 2006. Prior to 2007, we determined the amount of our contributions based on the performance and profitability of our consolidated U.S. operations. Accordingly, the amount indicated for 2006 was contributed by us based on contributions by Mr. Frese as well as our performance in that year.

(9)	Reflects the amount of premiums paid by us for an umbrella insurance policy of $1,950 for 2007 and a prorated amount of $59 for 2006 for Mr. Sulentic.

(10)	Mr. Blain received a housing allowance of $78,500, education/subsistence/travel allowance of $67,000 and an insurance allowance of $1,500 in 2007 and a housing allowance of $86,100, education/subsistence/travel allowance of $60,300 and an insurance allowance of $1,500 in 2006.

(11)	Other than the perquisites described in footnotes (9) and (10) above relating to Messrs. Blain and Sulentic, our executive officers participate in the same benefit plans as all of our other employees and we otherwise do not offer our executive officers perquisites.

(12)	Mr. Blain’s salary and non-equity incentive plan compensation amounts are determined in U.S. dollars but are paid in Hong Kong dollars. We pay Mr. Blain’s salary on the last day of each month in Hong Kong dollars converted from U.S. dollars at the prevailing exchange rate as published by the Wall Street Journal on the date his salary is determined by our Compensation Committee. We convert Mr. Blain’s non-equity incentive plan compensation amount from U.S. dollars to Hong Kong dollars on the day that amount is paid, converted at the prevailing rate set by The Hongkong and Shanghai Banking Corporation Limited.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning stock and cash awards during the fiscal year ended December 31, 2007 to the persons named in the table under “Summary Compensation Table,” each of which was granted pursuant to our Current Stock Incentive Plan or 2007 Executive Bonus Plan described below.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)
Brett White		$0	$1,700,000	$3,230,000	—	—	—
	September 5, 2007	—	—	—	45,972	—	—	$1,249,979
	September 5, 2007	—	—	—	—	102,880	$27.19	1,270,228

Kenneth J. Kay		0	535,000	1,016,500	—	—	—
	September 5, 2007	—	—	—	18,389	—	—	499,997
	September 5, 2007	—	—	—	—	41,152	27.19	508,091

Calvin W. Frese, Jr.		0	750,000	1,425,000	—	—	—
	September 5, 2007	—	—	—	22,986	—	—	624,989
	September 5, 2007	—	—	—	—	51,440	27.19	635,114

Robert E. Sulentic		0	750,000	1,425,000	—	—	—
	September 5, 2007	—	—	—	22,986	—	—	624,989
	September 5, 2007	—	—	—	—	51,440	27.19	635,114

Robert Blain		0	460,000	874,000	—	—	—
	September 5, 2007	—	—	—	15,060	—	—	409,481
	September 5, 2007	—	—	—	—	33,703	27.19	416,121

(1)	Amounts reported represented each executive officer’s annual incentive opportunity in 2007 under our 2007 EBP.

(2)	The closing price of our common stock on September 5, 2007 was $27.19. Prior to September 6, 2006, the exercise price of options granted pursuant to our Current Stock Incentive Plan was determined in accordance with the definition of “Fair Market Value” set forth in the plan, which required a calculation of the arithmetic mean of the high and low selling prices for such date. On September 6, 2006, our Board amended the definition of “Fair Market Value” as set forth in our Current Stock Incentive Plan to mean the closing price of our common stock on the effective date of grant.

SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS

Amended and Restated 2004 Stock Incentive Plan

The following is a description of our Amended and Restated 2004 Stock Incentive Plan, or Current Stock Incentive Plan, before giving effect to the Second Amended and Restated 2004 Stock Incentive Plan as described in Proposal No. 3, which is being submitted to our stockholders for approval at the Annual Meeting.

Our Current Stock Incentive Plan authorizes the grant of stock-based awards to our employees, directors and consultants. A total of 20,785,218 shares of our Class A common stock initially were reserved for issuance under the Current Stock Incentive Plan (this figure, and the share limits described below, reflect the 3-for-1 stock split of our outstanding Class A common stock and Class B common stock effected on May 4, 2004, the 1-for-1.0825 reverse stock split of our outstanding Class A common stock and Class B common stock effected on June 7, 2004, and the 3-for-1 stock split of our outstanding Class A common stock effected on June 1, 2006). This share reserve is reduced by one share upon grant of an option or stock appreciation right, and is reduced by 2.25 shares upon issuance of stock pursuant to other stock-based awards. Awards that expire, terminate, lapse, that are reacquired by us or that are redeemed for cash rather than shares will again be available for grant under the Current Stock Incentive Plan.

The plan is designed to qualify stock option compensation as “performance-based compensation” under Section 162(m). As a result, we are able to deduct in full for federal income tax purposes, the compensation recognized by certain executive officers in connection with options granted under the Current Stock Incentive Plan. To comply with Section 162(m), the Current Stock Incentive Plan limits the number of shares for which options or stock appreciation rights may be granted to any employee. Under this limitation, no employee will be eligible to be granted options or stock appreciation rights covering more than 6,235,566 shares during any calendar year. In addition, our Board has adopted a policy stating that no person will be eligible to be granted options, stock appreciation rights, or restricted stock purchase rights covering more than 2,078,523 shares during any calendar year and to be granted any other form of stock award permitted under the Current Stock Incentive Plan covering more than 1,039,260 shares during any calendar year. As of December 31, 2007, 6,701,304 shares were subject to options issued under our Current Stock Incentive Plan and 5,031,047 shares remained available for future grants under the Current Stock Incentive Plan.

The number of shares issued or reserved pursuant to the Current Stock Incentive Plan, or pursuant to outstanding awards, the share limits on grants of options and/or stock appreciation rights to a given participant, and the number of shares and exercise or base price for outstanding awards, is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive changes in our common stock. In addition, our Board may adjust outstanding awards to preserve the awards’ benefits or potential benefits.

Our Board has delegated administration of the Current Stock Incentive Plan to the Compensation Committee. The Compensation Committee, or our Board if the delegation of authority to the Compensation Committee is terminated in the future, has the authority to:

•	designate participants in the plan;

•	determine the type(s), number, terms and conditions of awards, as well as the timing and manner of grant;

•	interpret the plan; establish, adopt or revise any rules and regulations to administer the plan; and

•	make all other decisions and determinations that may be required under the plan.

Incentive and nonstatutory stock options must have an exercise price that is at least equal to the fair market value of our common stock on the date the option is granted. An option holder may exercise an option by payment of the exercise price (1) in cash, (2) pursuant to a “same day sale” program, (3) by the surrender of a number of shares of common stock already owned by the option holder with a fair market value equal to the exercise price or (4) by a combination approved by the Board. Options generally vest and become exercisable over a period of four years. In the event of the option holder’s termination, the option holder will generally have up to three months (up to one year if due to disability or 18 months if due to death) from termination to exercise his/her vested options. Unless the option holder’s agreement provides otherwise, options generally expire, to the extent unexercised, five to seven years from the date of grant. The terms of the Current Stock Incentive Plan expressly provide that without the appropriate stockholder approval, the Board may neither cancel outstanding stock options and grant in substitution stock options having a lower exercise price nor may the Board amend outstanding options to reduce the exercise price thereof, except in connection with a transaction to which Section 424(a) of the Internal Revenue Code applies.

Our Board may award restricted stock bonuses. Our Board may also award restricted stock units, which entitle the participant to the right to receive one share of common stock per unit at the time the unit vests, with delivery of such common stock on a later date. For both restricted stock bonuses and units, vesting will generally be based on the participant’s continuous service. In the event a participant’s continuous service terminates, all unvested common stock as of the date of termination will be subject to our reacquisition.

Our Board may grant stock appreciation rights independent of or in connection with an option. The base price per share of a stock appreciation right may be no less than 85% of the fair market value of our common stock. Generally, each stock appreciation right will entitle a participant upon redemption to an amount equal to (a) the excess of (1) the fair market value on the redemption date of one share of common stock over (2) the base price, times (b) the number of shares of common stock covered by the stock appreciation right. To the extent a stock appreciation right is granted concurrently with an option, the redemption of the stock appreciation right will proportionately reduce the number of shares of common stock subject to the concurrently granted option. Payment shall be made in common stock or in cash, or a combination of both, as determined by the Board. The plan also allows for grants of other stock-based awards such as restricted stock purchase rights, phantom stock units, performance shares and performance share units.

Unless otherwise determined by our Board or provided for in a written agreement evidencing an award, awards granted under the Current Stock Incentive Plan are not transferable other than by will or by the laws of descent and distribution.

In the event of a change of control, as defined in the Current Stock Incentive Plan, other than dissolution, the Board may provide for the (1) assumption or continuation of any stock awards outstanding under the plan, (2) issuance of substitute awards that will substantially preserve the terms of any awards, (3) payment in exchange for the cancellation of an award or (4) termination of an award upon the consummation of the change of control, but only if the participant has been permitted to exercise or redeem an option or stock appreciation right prior to the change of control. Furthermore, at any time, the Board may provide for the acceleration of exercisability and/or vesting of an award.

In connection with the SEC’s rules on executive compensation disclosure, on September 6, 2006, our Board amended the Current Stock Incentive Plan. Pursuant to the amendment, the definition of “Fair Market Value,” set forth in Section 2(r) of the Current Stock Incentive Plan was amended to mean the closing price of our common stock on the effective date of grant, as compared to the prior definition which required a calculation of the arithmetic mean of the high and low selling prices for such date.

In addition, our Board may amend, suspend, or terminate the Current Stock Incentive Plan in any respect at any time, but no amendment may materially impair any of the rights of a participant under any awards previously granted, without his/her consent.

Share Price. On March 31, 2008, the closing price of our common stock on the NYSE was $21.64 per share.

Grants to Our Executive Officers. Pursuant to our Current Stock Incentive Plan, our Board has granted stock awards to our executive officers. Each of the stock awards disclosed in the “All Other Stock Awards: Number of Shares of Stock or Units” column in the Grants of Plan-Based Awards table set forth on page 42 and the “Number of Shares or Units of Stock That Have Not Vested” column in the Outstanding Equity Awards at Fiscal Year-End table set forth on page 48 vests 25% on each anniversary of the respective grant date, unless earlier terminated pursuant to the terms of our Current Stock Incentive Plan.

Pursuant to our Current Stock Incentive Plan, our Board has granted options to our executive officers. Each of the options disclosed in the “All Other Option Awards: Number of Securities Underlying Options” column in the Grants of Plan-Based Awards table set forth on page 42 and the “Number of Securities Underlying Unexercised Options, Unexercisable” column in the Outstanding Equity Awards at Fiscal Year-End table set forth on page 48 vests 25% on each anniversary of the respective grant date, unless earlier terminated pursuant to the terms of our Current Stock Incentive Plan.

Prior to September 6, 2006, the exercise price of options granted pursuant to our Current Stock Incentive Plan was determined in accordance with the definition of “Fair Market Value” set forth in the plan, which required a calculation of the arithmetic mean of the high and low selling prices for such date. As described above, on September 6, 2006, our Board amended the definition of “Fair Market Value” as set forth in our Current Stock Incentive Plan to mean the closing price of our common stock on the effective date of grant.

2001 Stock Incentive Plan

Our 2001 Stock Incentive Plan was adopted by our Board and approved by our stockholders on June 7, 2001. However, our 2001 Stock Incentive Plan was terminated in June 2004 in connection with the adoption of our Current Stock Incentive Plan, which is described above. The 2001 Stock Incentive Plan permitted the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to our employees, directors or independent contractors. Since our 2001 Stock Incentive Plan has been terminated, no shares remain available for issuance under it. However, as of December 31, 2007, outstanding stock options granted under the 2001 Stock Incentive Plan to acquire 5,865,591 shares of our Class A common stock remain outstanding according to their terms, and we will continue to issue shares to the extent required under the terms of such outstanding awards.

Options granted under this plan have an exercise price of $1.92 and vest and are exercisable in 20% annual increments over five years from the date of grant. Options granted under the 2001 Stock Incentive Plan are subject to a maximum term of ten years from the date of grant. The number of shares issued pursuant to the 2001 Stock Incentive Plan, or pursuant to outstanding awards, is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in our Class A common stock. In the event of a change of control of our Company, all outstanding options will become fully vested and exercisable.

Grants to our Executive Officers. Pursuant to our 2001 Stock Incentive Plan, on July 20, 2001, May 31, 2002 and July 8, 2002, we granted stock options to Messrs. White, Frese and Kay, respectively. With respect to unexercised options relating to these dates set forth in the “Number of Securities Underlying Unexercised Options, Unexercisable” column in the Outstanding Equity Awards at Fiscal Year-End table set forth on page 48, all of Mr. White’s options fully vested on July 20, 2006 and with respect to Messrs. Frese and Kay, such options fully vested on May 31, 2007 and July 8, 2007, respectively. In addition, on September 16, 2003, we granted options to each of Messrs. White, Kay, Frese and Blain. With respect to unexercised options relating to this date set forth in the “Number of Securities Underlying Unexercised Options, Unexercisable” column in the Outstanding Equity Awards at Fiscal Year-End table set forth on page 48, half of such options vested on September 16, 2007 and the remaining options shall vest on September 16, 2008.

Executive Incentive Plan

Our Executive Incentive Plan, or EIP was approved by the Compensation Committee of our Board on March 19, 2007 and approved by our stockholders on June 1, 2007. The purpose of the EIP is to advance our interests and the interests of our stockholders and assist us in attracting and retaining executive officers by providing incentives and financial rewards to our executive officers that are deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m).

Section 162(m) limits the deductibility of certain compensation of the chief executive officer and the next four most highly compensated officers of publicly-held corporations. Compensation that qualifies as “performance-based” under Section 162(m) is not subject to this limitation. In order for compensation to be considered “performance-based,” (i) it must be paid solely on account of the attainment of one or more pre-established objective performance goals; (ii) the performance goals must be established in a timely fashion by a compensation committee comprised solely of two or more outside directors; (iii) the material terms of the performance goals must be disclosed to and approved by the stockholders before payment; and (iv) the compensation committee must certify in writing prior to payment of the compensation that the performance goals and any other material terms were in fact satisfied.

The principal features of the EIP are summarized below.

Administration; Amendment and Termination. Our Compensation Committee, its delegate or a subcommittee of our Compensation Committee appointed by our Board, will administer our EIP, and will have broad authority to interpret, amend or rescind the EIP and its provisions as it deems necessary and appropriate. The Compensation Committee, its delegate and any subcommittee will be composed solely of two or more “outside directors” within the meaning of Section 162(m). Our Board reserves the right to amend or terminate the EIP at any time. Amendments to the EIP will require stockholder approval to the extent required to comply with applicable law.

Eligibility. Our executive officers who are designated by our Board as “Section 16 officers” and are selected by our Compensation Committee to participate in the EIP are eligible to receive awards under the EIP. Currently, there are seven executive officers who are designated as Section 16 officers.

Maximum Awards. Under the EIP, each participant is eligible to receive a maximum performance award equal to a percentage of our “earnings before income taxes, depreciation and amortization” for a performance period established by our Compensation Committee. We expect that the performance period will be our fiscal year. “Earnings before income taxes, depreciation and amortization,” or EBITDA, means our earnings before income taxes, depreciation and amortization, as reported in our income statement for the applicable performance period, prior to accrual of any amounts for payment under the EIP for the performance period, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as defined by generally accepted accounting principles or identified in our financial statements, notes to our financial statements or management’s discussion and analysis. Specifically, our Chief Executive Officer is eligible to receive a maximum performance award equal to 1% of EBITDA for the performance period and the other participants in the EIP are each eligible to receive a maximum performance award equal to 0.5% of EBITDA for the performance period.

The actual performance award granted to a participant is determined by our Compensation Committee, which retains the discretionary authority to reduce or eliminate (but not increase) a performance award based on its consideration of, among other things, corporate or business unit performance against budgeted financial goals, achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance. The Compensation Committee intends to evaluate a participant’s performance pursuant to our EBP, and therefore intends to reduce the awards generated pursuant to the EIP formula. The EBP is described on page 47 under “Summary of Plans, Programs and Agreements—2007 Executive Bonus Plan”.

The time period during which the achievement of the performance goals is to be measured shall be determined by our Compensation Committee, but may be no longer than five years and no less than six months. Within the earlier of 90 days after the beginning of each fiscal year or the expiration of 25% of a performance period, our Compensation Committee will designate one or more performance periods, determine the participants for such performance periods and affirm the applicability of the formula for determining each participant’s award.

Each award under the EIP shall be paid in cash, provided that our Compensation Committee may in its discretion determine that all or a portion of an award shall be paid in stock, restricted stock, stock options or other stock-based or stock denominated units that are issued pursuant to our Current Stock Incentive Plan described on page 43 under “Summary of Plans, Programs and Agreements—Amended and Restated 2004 Stock Incentive Plan”, or successor plans approved by our stockholders. An award shall be paid only after written certification by our Compensation Committee as to the attainment of the performance goals and the amount of the award, but in no event shall any award be paid more than two and a half months after the end of the calendar year with respect to which such award is earned, unless the recipient has, prior to the grant of an award, submitted an election to defer receipt of an award in accordance with a deferred compensation plan approved by our Compensation Committee.

Termination of Employment. A participant who terminates employment with us during a performance period due to retirement, disability or death shall be eligible to receive an award under the EIP prorated for the portion of the performance period prior to termination of employment. Subject to the discretion of our Compensation Committee to determine otherwise, if a participant terminates employment with us for a reason other than retirement, disability or death, no award shall be payable with respect to the performance period in which such termination occurs.

2007 Executive Bonus Plan

Eligibility. Our Chief Executive Officer and employees who had been specifically designated and approved by our Chief Executive Officer were eligible to participate in the 2007 EBP. Participation in the 2007 EBP is limited to specific employees who we believed were able to contribute in a meaningful way to our profitability. However, eligibility did not guarantee payment of any reward under the 2007 EBP.

Performance. Awards under the EBP were based on the achievement of certain financial and strategic performance goals and a targeted level or levels of performance with respect to each goal. For 2007, financial performance goals were based on EBITDA. The financial and strategic performance measures were determined on an individual basis and were based on the achievement of specific objectives in each participant’s area of responsibility. Strategic performance measures for the Chief Executive Officer and our executive officers were approved by our Compensation Committee. The aggregate weightings of each participant’s strategic performance measures equaled 100%. During 2007, awards under the 2007 EBP for our executive officers were weighted 80% on financial performance targets and 20% on strategic performance measures.

Award Determination. Each participant in the EBP received a target award in early 2007, which was weighted based on each participant’s financial and strategic performance goals. During 2007, the range between threshold and maximum for purposes of the financial measures was plus or minus 20% of the target goal, with a maximum of 200% of such executive officer’s financial-based target. Strategic performance measures were weighted on a scale of zero to 150%. For 2007, participants were not entitled to more than 200% of his or her target award.

CEO Awards. In certain exceptional circumstances, our Chief Executive Officer, subject to approval of our Compensation Committee, may award a supplementary discretionary bonus to certain participants in the 2007 EBP, other than the Chief Executive Officer. For 2007, our Chief Executive Officer recommended, and our Compensation Committee approved, discretionary awards for our President—Americas, our Group President—

EMEA, Asia Pacific and Development Services and our President—Asia Pacific. Our President—Americas received a discretionary bonus in the amount of $500,000 to reflect the successful integration of the Trammell Crow Company in 2007. Our Group President—EMEA, Asia Pacific and Development Services received a discretionary bonus in the amount of $300,000 for the successful integration of the Development Services business in 2007. Our President—Asia Pacific received a discretionary bonus in the amount of $114,000 to reflect his performance relative to his peers at competitive companies. The amounts of such discretionary bonuses are reported on page 41 in the Summary Compensation Table under the “Bonus” column.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised stock options or equity incentive plan awards granted during the fiscal year ended December 31, 2007 and stock that remains unvested as of December 31, 2007, to the persons named in the table under “Summary Compensation Table”.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(2) (3)(4)(5)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (6)(7)(8) (#)	Market Value of Shares or Units of Stock That Have Not Vested (9) ($)
Brett White					102,147	$2,201,268
July 20, 2001	10,770	—	$1.92	July 20, 2011
September 16, 2003	279,354	139,674	1.92	September 16, 2013
September 22, 2004	187,233	75,000	7.46	September 22, 2009
September 21, 2005	168,750	168,750	15.43	September 21, 2012
September 6, 2006	29,502	88,509	23.46	September 6, 2013
September 5, 2007	—	102,880	27.19	September 5, 2014

Kenneth J. Kay					37,114	799,807
July 8, 2002	103,104	—	1.92	July 8, 2012
September 16, 2003	59,862	59,859	1.92	September 16, 2013
September 22, 2004	37,500	37,500	7.46	September 22, 2009
September 21, 2005	28,125	56,250	15.43	September 21, 2012
September 6, 2006	9,834	29,503	23.46	September 6, 2013
September 5, 2007	—	41,152	27.19	September 5, 2014

Calvin W. Frese, Jr.					47,330	1,019,962
September 16, 2003	59,859	59,871	1.92	September 16, 2013
September 22, 2004	37,500	37,500	7.46	September 22, 2009
September 21, 2005	36,563	73,125	15.43	September 21, 2012
September 6, 2006	12,784	38,354	23.46	September 6, 2013
September 5, 2007	—	51,440	27.19	September 5, 2014

Robert E. Sulentic					22,986	495,348
September 5, 2007	—	51,440	27.19	September 5, 2014

Robert Blain					33,785	728,067
September 16, 2003	83,136	41,580	1.92	September 16, 2013
September 22, 2004	22,500	22,500	7.46	September 22, 2009
September 21, 2005	56,250	56,250	15.43	September 21, 2012
September 6, 2006	9,834	29,503	23.46	September 6, 2013
September 5, 2007	—	33,703	27.19	September 5, 2014

(1)	With respect to options granted on September 16, 2003 to Messrs. White, Kay, Frese and Blain, all of the unexercisable options reported in this column will vest on September 16, 2008, unless earlier terminated pursuant to the terms of our 2001 Stock Incentive Plan.

(2)	With respect to options granted on September 22, 2004 to Messrs. White, Kay, Frese and Blain, all of the unexercisable options reported in this column will vest on September 22, 2008, unless earlier terminated pursuant to the terms of our Current Stock Incentive Plan.

(3)	With respect to options granted on September 21, 2005 to Messrs. White, Kay, Frese and Blain, the unexercisable options reported in this column will vest in equal increments on each of September 21, 2008 and 2009, unless earlier terminated pursuant to the terms of our Current Stock Incentive Plan.

(4)	With respect to options granted on September 6, 2006 to Messrs. White, Kay, Frese and Blain, the unexercisable options reported in this column will vest in equal increments on each of September 6, 2008, 2009 and 2010, unless earlier terminated pursuant to the terms of our Current Stock Incentive Plan.

(5)	With respect to options granted on September 5, 2007 to Messrs. White, Kay, Frese, Sulentic and Blain, the unexercisable options reported in this column will vest in equal increments on each of September 5, 2008, 2009, 2010 and 2011, unless earlier terminated pursuant to the terms of our Current Stock Incentive Plan.

(6)	With respect to the total number of unvested stock awards listed in this column, 16,875, 5,625, 7,314 and 5,625 unvested stock awards granted to each of Messrs. White, Kay, Frese and Blain, respectively, will vest in equal increments on each of September 21, 2008 and 2009.

(7)	With respect to the total number of unvested stock awards listed in this column, 39,300, 13,100, 17,030 and 13,100 unvested stock awards granted to each of Messrs. White, Kay, Frese and Blain, respectively, will vest in equal increments on each of September 6, 2008, 2009 and 2010.

(8)	With respect to the total number of unvested stock awards listed in this column, 45,972, 18,389, 22,986, 22,986 and 15,060 unvested stock awards granted to each of Messrs. White, Kay, Frese, Sulentic and Blain, respectively, will vest in equal increments on each of September 5, 2008, 2009, 2010 and 2011.

(9)	Amounts reflected in this column were calculated by multiplying the number of unvested shares by $21.55, the closing price of our common stock on December 31, 2007.

Option Exercises and Stock Vested Table

The following table sets forth information concerning stock option exercises and vesting of stock awards during the fiscal year ended December 31, 2007 to the persons named in the table under “Summary Compensation Table.”

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Brett White	225,000	$7,737,000	21,538	$607,003
Kenneth J. Kay	125,487	3,831,297	7,180	202,354
Calvin W. Frese, Jr.	93,724	2,866,045	9,333	263,031
Robert E. Sulentic	—	—	—	—
Robert Blain	45,000	1,163,550	7,180	202,354

(1)	Reflects the number of shares acquired upon vesting multiplied by the closing price of our common stock on the applicable vesting date. On September 6, 2007, the closing price of our common stock was $27.65 and on September 21, 2007, the closing price of our common stock was $29.01.

Non-Qualified Deferred Compensation

The following table sets forth information concerning our Pre-August 2004 DCP and our Post-August 2004 DCP, described below that provided for the deferral of compensation on a basis that is not tax-qualified during the year ended December 31, 2007 to the persons named in the table under “Summary Compensation Table.”

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Aggregate Earnings/ Losses in Last FY (1)(2)(3) ($)	Aggregate Balance at Last FYE (4) ($)
Brett White	$—	$(2,331,419)	$6,471,586
Kenneth J. Kay	—	—	—
Calvin W. Frese, Jr.	—	(869,996)	2,451,470
Robert E. Sulentic	—	—	—
Robert Blain	—	—	—

(1)	Reflects 207,852 shares of our common stock underlying vested stock fund units held by Mr. White in our Pre-August 2004 DCP. Aggregate loss of $2,421,478 has been computed by multiplying the number of shares by the difference between the closing market price of our common stock on January 1, 2007 over the closing market price of our common stock on December 31, 2007.

(2)	Reflects 83,139 shares of our common stock underlying vested stock fund units held by Mr. Frese in our Pre-August 2004 DCP. Aggregate loss of $968,591 has been computed by multiplying the number of shares by the difference between the closing market price of our common stock on January 1, 2007 over the closing market price of our common stock on December 31, 2007.

(3)	With respect to Mr. Frese, the amount includes $98,595 in earnings from deferred bonus amounts from prior years deferred pursuant to our Pre-August 2004 DCP. With respect to Mr. White, includes $90,059 in earnings from deferred bonus amounts from prior years deferred pursuant to our Post-August 2004 DCP.

(4)	All contributions by Mr. Frese are held in our Pre-August 2004 DCP and were made prior to our initial public offering in June 2004. No portion of the amounts reported for Mr. Frese or Mr. White in this column represent above-market or preferential interest or earnings accrued on the applicable plan and, accordingly, have not been included in our “Summary Compensation Table.”

Deferred Compensation Plans

We have four deferred compensation plans, or DCPs. The first, which we refer to as the Pre-August 2004 DCP, has been frozen and is no longer accepting deferrals. The second, which we refer to as the Post-August 2004 DCP, became effective on August 1, 2004 and began accepting deferrals on August 13, 2004. The third, which we refer to as the Restoration Plan, was assumed by us in connection with our acquisition of Insignia Financial Group, Inc., or Insignia, has been frozen and is no longer accepting deferrals. The fourth, which we refer to as the Trammell Crow Company DCP, was adopted by Trammell Crow Company effective January 1, 2006, was assumed by us in connection with our acquisition of Trammell Crow Company, and was merged into the Post-August DCP, effective January 1, 2008. The Company’s current DCP is available to any employee or full time sales professional classified as an independent contractor of the Company or its subsidiaries, including the named executive officers, earning $200,000 or more (“HCE”). Salaries, commissions and cash bonuses (pursuant to an annual bonus plan) of our executive officers and all other HCEs are permitted to be deferred under our current DCP. An eligible participant may defer from 0% to 60% of the first $100,000 of his or her cash compensation, and up to 100% of any additional cash compensation, except to the extent necessary to pay FICA tax and other various items.

Pre-August 2004 DCP. Prior to amending the Pre-August 2004 DCP as discussed below, each participant in the Pre-August 2004 DCP was allowed to defer a portion of his or her compensation for distribution generally either after his or her employment with us ended or on a future date in accordance with the participant’s distribution election on file with the Company. The investment alternatives available to participants included two interest index funds and an insurance fund in which gains and losses on deferrals are measured by one or more of approximately 80 mutual funds. Distributions with respect to the interest index and insurance fund accounts are made by the DCP in cash. In addition, prior to July 2001, participants were entitled to invest their deferrals in stock fund units that are distributed as shares of our Class A common stock. As of December 31, 2007, there were 3,017,150 outstanding stock fund units under the Pre-August 2004 DCP, all of which were vested.

Effective August 1, 2004, we closed the Pre-August 2004 DCP. On August 13, 2004, deferrals made by participants for the plan year 2004 were deposited in the Post-August 2004 DCP. Effective August 1, 2004, no additional deferrals were permitted under the Pre-August 2004 DCP. Existing account balances under the plan will be paid to participants in the future according to their existing deferral elections.

Under the Pre-August 2004 DCP, participants can make the following distribution elections:

•	While still employed, at least two years after the date of election (“In-Service Withdrawals”)

•	Upon termination of employment (“Termination Distributions”)

•	In the event of unforeseeable emergencies such as serious accidental injury, loss of property due to casualty, etc.

•	While still employed, by paying a 7.5% tax penalty (“Unscheduled In-Service Withdrawals”)

In-Service Withdrawals may be in a lump sum or in installments over 2, 3, 4 or 5 years. Termination Distributions may be in a lump sum (any time up to 10 years after termination) or installments over 5, 10 or 15 years (starting immediately after termination).

A total of two changes are allowed for postponement or change of payment methods of scheduled In-Service Withdrawals. The new payment date must be at least one year later than the previous election. Changes must be filed at least 15 months in advance. Termination Distribution changes must be filed at least 12 months in advance of the termination date. Unscheduled In-Service Withdrawals are available with a 7.5% tax penalty.

Post-August 2004 DCP. Effective August 1, 2004, we adopted the Post-August 2004 DCP, which began accepting deferrals for compensation earned after August 13, 2004. At adoption, each participant’s original deferral election made for the plan year 2004 in the Pre-August 2004 DCP was carried into the Post-August 2004 DCP. Participants were not allowed to make new deferral elections for the plan year 2004.

Under the Post-August 2004 DCP, each participant is allowed to defer a portion of his or her compensation for distribution generally either after his or her employment with us ends or on a future date in accordance with the participant’s distribution election on file with the Company. Deferrals are credited at the participant’s election to one or more investment alternatives under the Post-August 2004 DCP, which include a money-market fund and ten mutual fund investment options. In accordance with Section 409A of the Internal Revenue Code, there is limited flexibility for participants to change distribution elections once made.

Under the Post-August 2004 DCP, participants can make the following distribution elections:

•	While still employed, at least two years after the date of election (“In-Service Withdrawals”)

•	Upon termination of employment (“Termination Distributions”)

•	In the event of unforeseeable emergencies such as serious accidental injury, loss of property due to casualty, etc.

In-Service Withdrawals may be in a lump sum or in installments over 2, 3, 4 or 5 years. Effective January 1, 2005, the Post-August 2004 DCP conforms to all the provisions outlined in Section 409A of the Internal Revenue Code and, therefore, does not allow for unscheduled in-service distributions. Termination Distributions may be in a lump sum (any time up to 10 years after termination) or installments over 5, 10 or 15 years (starting immediately after termination).

Elections to change distributions must be filed at least 15 months in advance for scheduled In-Service Withdrawals and 12 months in advance for Termination Distributions. Changes to Termination Distributions are unlimited. A total of two changes are allowed for postponement or changes of payment methods of scheduled In-Service Withdrawals. However, any change requires that the payment start date be at least five years later than the previous election. Unscheduled withdrawals are not available under the Current DCP.

Restoration Plan. The Restoration Plan, assumed in connection with our acquisition of Insignia, has been frozen and is no longer accepting deferrals. The Restoration Plan is being administered only for the purpose of making distributions when participants terminate employment.

Trammell Crow Company DCP. Effective January 1, 2006, Trammell Crow Company established a non-qualified deferred compensation plan, or Trammell Crow Company DCP, for certain key employees of Trammell Crow Company. Officers, key employees and key qualified real estate agents of the Trammell Crow Company, selected by a committee, were permitted to defer up to 100% of 2006 and 2007 salaries, commissions, development incentive bonuses and annual cash incentive bonuses under the Trammell Crow Company Deferred Compensation Plan (“TCC-DCP”), except that the first $200,000 of base salary and commissions could not be deferred. None of our executive officers participate in the TCC-DCP. Effective January 1, 2008, the TCC-DCP was merged into the Post-August 2004 DCP. Under the TCC-DCP, participants could make the following distribution elections:

•	While still employed, at least two years after the date of election (“In-Service Withdrawals”)

•	Upon termination of employment (“Termination Distributions”)

•	In the event of unforeseeable emergencies such as serious accidental injury, loss of property due to casualty, etc.

An In-Service Withdrawal had to be in a lump sum. Separate elections were allowed for Termination Distributions, depending on whether the termination was by reason of death, disability, or another circumstance. A Termination Distribution could be in a lump sum or in installments over 5, 10 or 15 years.

Elections to change distributions had to be filed at least 12 months in advance. Changes were unlimited. However, any change required that the payment start date be at least five years later than the previous election. Unscheduled withdrawals were not available under the TCC DCP.

401(k) Plan

We maintain a tax qualified 401(k) retirement plan. Generally, our employees are eligible to participate in the plan if they are at least 21 years old. A participant is allowed to contribute to the plan from 1% to 75% of his or her compensation, subject to limits imposed by applicable law. Participants are entitled to invest up to 25% of their 401(k) account balance in shares of our common stock, however participants may not have more than 25% of their assets allocated to our common stock as measured at any year end. As of December 31, 2007, 160,815 shares of our common stock were held as investments by participants in our 401(k) plan. A participant may elect to receive a distribution from the plan in a single lump sum payment of his or her account balance following termination of the participant’s employment with us.

For the year ended December 31, 2007, we made a contribution of $2,250 to Messrs. Kay, Sulentic and Frese’s 401(k) account in accordance with our contribution policy described below. These amounts are reflected in the “All Other Compensation” column of the Summary Compensation Table set forth on page 41.

Prior to 2007, we determined an amount of employer contributions that we would contribute, if any, to the plan based on the performance and profitability of our consolidated U.S. operations. Accordingly, our contributions for years prior to 2007 were allocated to participants who are actively employed on the last day of the plan year in proportion to each participant’s pre-tax contributions for that year, up to 16.47% of the participant’s deferred amount. Effective January 1, 2007, we amended our 401(k) plan such that we will automatically match 50% of our employee’s contributions up to 3% of the employee’s annual earnings (up to $150,000 in earnings). Our matching contributions vest 20% a year over five years. The five year period applies retroactively for our employees from their date of hire.

In connection with our acquisition of Trammell Crow Company, we assumed Trammell Crow Company’s existing 401(k) Retirement Savings Plan, or the Trammell Crow Company 401(k) Plan. The Trammell Crow Company 401(k) Plan was a defined contribution savings plan, which provided the opportunity for pretax contributions by employees of Trammell Crow Company. Trammell Crow Company matched 50% of the employee’s contributions up to 6% of the employee’s annual earnings or a maximum of $7,000 per employee per annum. Participants in the Trammell Crow Company 401(k) Plan continued participation in the Trammell Crow Company 401(k) without interruption until April 1, 2007, at which time they joined our 401(k) Plan. No further contributions were made to the Trammell Crow Company 401(k) Plan after April 1, 2007. The Trammell Crow Company 401(k) Plan assets merged with our 401(k) Plan on July 1, 2007. For the year ended December 31, 2007, we made a contribution of $7,750 to Mr. Sulentic’s Trammell Crow Company 401(k) Plan account in accordance with our contribution policy described above. These amounts are reflected in the “All Other Compensation” column of the Summary Compensation Table set forth on page 41.

Potential Payments Upon Termination Or Change In Control

In connection with our acquisition of Trammell Crow Company, on October 30, 2006, we entered into an amendment to the employment agreement between Mr. Sulentic and Trammell Crow Company. Pursuant to the amendment, which was effective as of the date of the acquisition of Trammell Crow Company, Mr. Sulentic was appointed Group President of our Development Services, Asia Pacific and Europe, Middle East and Africa businesses. The term of the amendment is through October 30, 2008. Mr. Sulentic’s initial base salary is $600,000, and he is also eligible to receive annual bonus payments, which will have a bonus target amount of no less than $750,000 annually. The amendment also provides that Mr. Sulentic was eligible to receive a bonus of $300,000 for his assistance in facilitating the integration of Trammell Crow Company’s development and investment business which has been paid to Mr. Sulentic.

In the event we experience a change in control and Mr. Sulentic’s employment is terminated by us without cause or by Mr. Sulentic for good reason within two years after such a change in control, Mr. Sulentic is entitled to receive the following compensation in addition to awarded but unpaid bonuses and accrued base salary, benefits and investment plan participation amounts: (a) cash payments in the amount of two and a half times (i) Mr. Sulentic’s highest annual base salary for the preceding 12 months, and (ii) the amount equal to the greater of the highest bonus target amount applicable to Mr. Sulentic during the employment period or $750,000; (b) cash payments in the amounts of (i) the unvested portion of any matching contribution account under the 401(k) plan, and (ii) three times our matching contribution under the 401(k) plan for the calendar year prior to the year in which the termination occurs; (c) continuing coverage under the health plan for three years, with the active employee cost to be paid by Mr. Sulentic; (d) a pro-rated bonus payment based on the average percentage of annual cash incentive bonuses paid to other senior executives, payable when such incentive bonuses are paid to other senior executives; (e) expenses for enrollment in an outplacement program for up to 12 months; and (f) continued vesting of all awards granted after a change in control under our Current Stock Incentive Plan for a period of two years. Upon a change in control, all awards held by Mr. Sulentic pursuant to equity incentive plans will automatically vest and become exercisable. If any payment under Mr. Sulentic’s employment agreement is subject to excise taxes under the Internal Revenue Code, we have agreed to use commercially reasonable efforts to restructure, in a manner reasonably acceptable to Mr. Sulentic and us, such payments or benefits due to eliminate or reduce these excise taxes. If, despite the use of commercially reasonable efforts, we are unable either to agree with Mr. Sulentic on a restructuring of the payments or benefits due to him under his employment agreement, we have agreed to pay Mr. Sulentic an additional amount to cover the excise tax payable to him as well as a gross-up payment on all taxes due.

Mr. Sulentic has agreed that up to a period of one year after termination of his employment by his resignation or his termination by us for cause, he will not compete with our business, solicit or interfere with our clients, or offer to employ, engage or solicit any of our non-administrative or non-clerical employees.

On December 19, 2006, we entered into a second amendment to Mr. Sulentic’s employment agreement, pursuant to which certain restricted stock that would have otherwise vested at the closing of our acquisition of Trammell Crow Company was partially vested in April 2007 and the remainder vested in July 2007.

The following table sets forth the estimated potential payments that would be due to Mr. Sulentic upon a termination without cause, resignation for good reason or a termination in connection with a change in control, assuming that such event occurred on December 31, 2007:

Benefit	Compensation Upon Termination Other Than in Connection With a Change in Control		Termination in Connection with a Change in Control of CB Richard Ellis Group, Inc. or the Development Services Business (1)
	Death or Disability	Termination without Cause/ Resignation for Good Reason/Non- Renewal Election
Cash Severance Benefit	$—	$3,375,000	$3,375,000
Restricted Stock	495,348	495,348	495,348
Options	—	—	—
Awarded but Unpaid Bonuses	—	—	—
401(k) Benefits	—	27,000	27,000
Health and Welfare Benefits	—	25,523	25,523
Outplacement Services	—	—	9,500
Excise Tax Gross-Up (2)	—	—	—

Total	495,348	3,922,871	3,932,371

(1)	In the event that Mr. Sulentic’s employment is terminated due to his death or disability, Mr. Sulentic or his personal representative would be entitled to the payments listed under the “Death or Disability” column.

(2)	If any payment under Mr. Sulentic’s employment agreement is subject to excise taxes under the Internal Revenue Code, we have agreed to use commercially reasonable efforts to restructure, in a manner reasonably acceptable to Mr. Sulentic and us, such payments or benefits due to eliminate or reduce these excise taxes. If, despite the use of commercially reasonable efforts, we are unable either to agree with Mr. Sulentic on a restructuring of the payments or benefits due to him under his employment agreement, we have agreed to pay Mr. Sulentic an additional amount to cover the excise tax payable by him as well as a gross-up payment on all taxes due.

Severance Policy

We have a severance policy for certain highly compensated employees. Assuming all eligibility conditions are satisfied, under the severance policy, the named executive officers may be eligible for a minimum severance payment of 12 weeks of salary up to 15 weeks of salary. We pay such amounts in anticipation of unemployment and not as a reward for past service. Payment to an eligible highly compensated employee is triggered upon any termination initiated by the Company for any reason (including, without limitation, elimination of an employees’ job or termination for cause). Severance is typically paid in a single lump-sum. Payment of severance is conditioned upon, among other things, a release of claims against us by the employee. The severance policy applicable to all of our salaried full time employees generally provides one week of severance pay for each full year of service up to a maximum payment of 15 weeks of base salary if their position is eliminated.

In the event that any of our named executive officers were involuntarily terminated as of December 31, 2007 under the circumstances covered by our current severance policy, they would have been entitled to severance benefits up to the following amounts: Mr. White $245,192, Mr. Kay $123,462 and Mr. Frese $138,462. Mr. Sulentic is not eligible to receive severance benefits under this policy because his employment agreement provides for severance benefits as described above. Mr. Blain is not eligible to receive severance benefits under this policy.

Other Agreements with Executive Officers

Robert Blain. On February 2, 2007, we entered into a Mutual Termination Agreement, which terminated Mr. Blain’s Offer of Employment letter, dated January 23, 2002, as amended, but did not alter or modify Mr. Blain’s employment status, current position or compensation.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our equity compensation plans as of December 31, 2007. All outstanding awards relate to our Class A common stock.

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	12,566,895	$9.38	5,031,047	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	12,566,895	$9.38	5,031,047

(1)	Consists of our Current Stock Incentive Plan and our 2001 Stock Incentive Plan (no further awards may be issued under our 2001 Stock Incentive Plan, which was terminated in June 2004 in connection with the adoption of the Current Stock Incentive Plan).

(2)	Under the Current Stock Incentive Plan, we may issue stock awards, including but not limited to restricted stock bonuses and restricted stock units, as that term is defined in the Current Stock Incentive Plan. Each stock award other than a stock option or stock appreciation right shall reduce the number of shares reserved for issuance under the Current Stock Incentive Plan by 2.25. As of March 31, 2008, there were 3,847,892 shares available for future grants.

STOCK OWNERSHIP

HOLDINGS OF OFFICERS, DIRECTORS AND MAJOR STOCKHOLDERS

The table below reflects the number of shares beneficially owned by (a) each director and nominee for director to our Board; (b) each of our current executive officers named in the Summary Compensation Table; (c) all directors, director nominees and executive officers as a group; and (d) each person or group known to us owning more than five percent of the outstanding shares of our common stock as of March 31, 2008. Unless otherwise noted, the beneficial owners exercise sole voting and/or investment power over their shares.

	Company Common Stock
Name of Beneficial Owner	Shares Owned	Right to Acquire Beneficial Ownership Under Options Exercisable Within 60 Days	Percent of Class
Brett White (1)(2)	1,155,256	675,609	*
Kenneth J. Kay	280,600	238,425	*
Calvin W. Frese, Jr. (3)	282,448	146,706	*
Robert Blain	215,496	171,720	*
Robert E. Sulentic	30,486	—	*
Richard C. Blum (1)(4)	24,700,604	5,066	12.2
Patrice M. Daniels	25,240	13,913	*
Thomas A. Daschle	7,351	3,263	*
Curtis F. Feeny	2,194	575	*
Bradford M. Freeman	29,725	13,913	*
Michael Kantor	58,492	47,165	*
Frederic V. Malek (5)	317,385	13,913	*
Jane J. Su (1)(4)	24,678,023	796	12.2
Gary L. Wilson (6)	141,744	80,417	*
Ray Wirta (1)(7)	6,736,938	2,195,199	3.3
All directors, director nominees and executive officers as a group	34,121,825	3,678,094	16.9
Blum Capital Partners, L.P.
BK Capital Partners IV, L.P.
Stinson Capital Partners, L.P.
Stinson Capital Partners A, L.P.
Stinson Capital Partners D, L.P.
Stinson Capital Partners L, L.P.
Stinson Capital Partners (QP), L.P.
Stinson Dominion, L.P.
Blum Strategic Partners, L.P.
Blum Strategic Partners II, L.P.
Blum Strategic Partners II GmbH & Co. KG
Blum Strategic Partners III, L.P.
Blum Strategic Partners IV, L.P.
Saddlepoint Partners (Cayman), L.P.
The Nuclear Decommissioning Trust of Dominion Nuclear Connecticut, Inc.
Virginia Electric and Power Company Qualified Nuclear Decommissioning Trust (1)(4)	24,675,364		12.2
FMR LLC (8)	32,339,207		16.0
Select Equity Group, Inc.
Select Offshore Advisors, LLC
George S. Loening (9)	19,184,191		9.5
Lone Spruce, L.P.
Lone Balsam, L.P.
Lone Sequoia, L.P.
Lone Cascade, L.P.
Lone Sierra, L.P.
Lone Pine Associates LLC
Lone Pine Members LLC
Lone Pine Capital LLC
Stephen F. Mandel, Jr. (10)	13,244,686		6.6

*	less than 1.0%

(1)	As a result of the voting provisions set forth in the Securityholders’ Agreement described in greater detail in this Proxy Statement under the heading “Related-Party and Other Transactions Involving Our Officers and Directors—Securityholders’ Agreement,” this stockholder, together with our other stockholders that owned shares of Class B common stock prior to our initial public offering, other than Frederic V. Malek, may be deemed to constitute a group, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, or the Exchange Act. Accordingly, the group formed by these stockholders may be deemed to beneficially own 32,595,457 shares of our Class A common stock.

(2)	Mr. White is co-trustee and, together with his wife Danielle, is the beneficiary of The White Family Trust, which owns 169,648 of the indicated shares. Mr. White is the direct beneficial owner of 102,147 shares of our common stock and 207,852 shares of our common stock underlying vested stock fund units in our Pre-August 2004 DCP. In connection with any voluntary or involuntary termination of his employment with us, Mr. White may be entitled to receive an issuance of some or all of the shares underlying the stock fund units within 60 days of such termination, depending upon the date of such termination and the current terms of the election he has made under the plan. As a result of the Securityholders’ Agreement, Mr. White shares voting power over 271,795 of the indicated shares with our other stockholders that owned shares of Class B common stock prior to their conversion to shares of Class A common stock in June 2004. Mr. White has an aggregate right to acquire beneficial ownership under 675,609 vested stock options and, subject to continued vesting, 574,813 unvested stock options.

(3)	Includes 83,139 shares of our common stock underlying vested stock fund units in our Pre-August 2004 DCP. In connection with any voluntary or involuntary termination of his employment with us, Mr. Frese may be entitled to receive a distribution of some or all of the shares underlying the stock fund units within 60 days of such termination, depending upon the date of such termination and the current terms of the election he has made under the plan.

(4)	Includes 9,997,428 shares of our common stock owned by Blum Strategic Partners, L.P., 11,613,125 shares of our common stock owned by Blum Strategic Partners II, L.P., 239,634 shares of our common stock owned by Blum Strategic Partners II GmbH & Co. KG, 865,100 shares of our common stock owned by Blum Strategic Partners III, L.P., 1,400,200 shares of our common stock owned by Blum Strategic Partners IV, L.P., 50,500 shares of our common stock owned by Saddlepoint Partners (Cayman), L.P., 11,177 shares of our common stock owned by Blum Capital Partners, L.P., 57,000 shares of our common stock owned by BK Capital Partners IV, L.P., 84,700 shares of our common stock owned by Stinson Capital Partners, L.P., 63,000 shares of our common stock owned by Stinson Capital Partners A, L.P., 79,100 shares of our common stock owned by Stinson Capital Partners D, L.P., 101,900 shares of our common stock owned by Stinson Capital Partners L, L.P., 21,200 shares of our common stock owned by Stinson Capital Partners (QP), L.P., 35,900 shares of our common stock owned by Stinson Dominion, L.P., 27,700 shares of our common stock owned by The Nuclear Decommissioning Trust of Dominion Nuclear Connecticut, Inc., and 27,700 shares of our common stock owned by Virginia Electric and Power Company Qualified Nuclear Decommissioning Trust. The sole general partner of BK Capital Partners IV, L.P., Stinson Capital Partners, L.P., Stinson Capital Partners A, L.P., Stinson Capital Partners D, L.P., Stinson Capital Partners L, L.P., Stinson Capital Partners (QP), L.P., and Stinson Dominion, L.P. is Blum Capital Partners, L.P. The sole general partner of Blum Capital Partners, L.P. is Richard C. Blum & Associates, Inc. The sole general partner of Blum Strategic Partners, L.P. is Blum Strategic GP, L.L.C., and the sole general partner of Blum Strategic Partners II, L.P. and the managing limited partner of Blum Strategic Partners II GmbH & Co. KG is Blum Strategic GP II, L.L.C., and the sole general partner of Blum Strategic Partners III, L.P. is Blum Strategic GP III, L.L.C., and the sole general partner of Blum Strategic Partners IV, L.P. is Blum Strategic GP IV, L.L.C., and the sole general partner of Saddlepoint Partners (Cayman), L.P. is Saddlepoint Partners GP, L.L.C. Blum Capital Partners, L.P is the managing member of Saddlepoint Partners GP, L.L.C. Richard C. Blum is a managing member and Jane J. Su is a member of Blum Strategic GP, L.L.C., Blum Strategic GP II, L.L.C., Blum Strategic GP III, L.L.C. and Blum Strategic GP IV, L.L.C. Blum Capital Partners, L.P., a registered investment advisor, has voting and investment discretion with respect to the shares owned by The Nuclear Decommissioning Trust of Dominion Nuclear Connecticut, Inc. and Virginia Electric and Power Company Qualified Nuclear Decommissioning Trust. Except as to any pecuniary interest, each of Mr. Blum, Ms. Su, Blum Capital Partners, L.P., Richard C. Blum & Associates, Inc., Blum Strategic GP, L.L.C., Blum Strategic GP II, L.L.C., Blum Strategic GP III, L.L.C., Blum Strategic GP IV, L.L.C. and Saddlepoint Partners GP, L.L.C., disclaim beneficial interest in all of these shares. The business address of Blum Capital Partners, L.P., Blum Strategic Partners, L.P., Blum Strategic Partners II, L.P., Blum Strategic Partners III, L.P., Blum Strategic Partners IV, L.P., Blum Strategic Partners II GmbH & Co. KG, Blum Strategic GP, L.L.C., Blum Strategic GP II, L.L.C., Blum Strategic GP III, L.L.C., Blum Strategic GP IV, L.L.C., BK Capital Partners IV, L.P., Stinson Capital Partners, L.P., Stinson Capital Partners A, L.P., Stinson Capital Partners D, L.P., Stinson Capital Partners L, L.P., Stinson Capital Partners (QP), L.P., Stinson Dominion, L.P., and Saddlepoint Partners (Cayman), L.P., The Nuclear Decommissioning Trust of Dominion Nuclear Connecticut, Inc., and Virginia Electric and Power Company Qualified Nuclear Decommissioning Trust, Richard C. Blum and Jane J. Su is c/o Blum Capital Partners, L.P., 909 Montgomery Street, Suite 400, San Francisco, California 94133. As a result of the Securityholders’ Agreement, Blum Strategic Partners, L.P., Blum Strategic Partners II, L.P. and Blum Strategic Partners II GmbH & Co. KG share voting power over the indicated shares with our other stockholders that owned shares of Class B common stock prior to their conversion to shares of Class A common stock in June 2004.

(5)	Mr. Malek is a trustee of The Malek Family Charitable Trust, which owns 19,800 of the shares reflected and Mr. Malek, his wife and their children are the beneficiaries.

(6)	Mr. Wilson is a co-trustee of the Gary L. Wilson 2006 Unitrust, which owns 25,000 of the shares reflected. Mr. Wilson is also a co-trustee of the Wilson-Thornhill Foundation, which owns 25,000 of the shares reflected.

(7)	As a result of the Securityholders’ Agreement, Mr. Wirta, as co-trustee of The Wirta Family Trust, shares voting power over 4,540,587 of the indicated shares with our other stockholders that owned shares of Class B common stock prior to their conversion to shares of Class A common stock in June 2004. Pursuant to the Transition Agreement entered into on February 22, 2005 between us and Mr. Wirta, all of Mr. Wirta’s stock options vested on June 2, 2005. Mr. Wirta is the direct beneficial owner of 1,152 shares of our common stock.

(8)	FMR LLC, or FMR, filed Amendment No. 1 to Schedule 13G on February 14, 2008 with the SEC to report 32,339,207 shares of our common stock held of record by FMR. Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR is deemed to beneficially own 32,133,634 shares of our common stock in its capacity as an investment advisor to various investment companies. Edward C. Johnson III and FMR, through its control of Fidelity, and the funds, each has sole power to dispose of the 32,133,634 shares beneficially owned by them. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR, is the beneficial owner of 824 shares of our common stock in its capacity as an investment adviser providing investment advisory services to individuals. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 204,749 shares of our common stock in its capacity as investment manager of institutional accounts. Edward C. Johnson III and FMR, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 204,749 shares of our common stock and sole power to vote or direct the vote of 204,749 shares of our common stock owned by the institutional accounts managed by Pyramis Global Advisors Trust Company. Each of FMR, Fidelity, and Strategic Advisers, Inc.’s business address is 82 Devonshire Street, Boston, Massachusetts, 02109. Pyramis Global Advisors Trust Company’s business address is 53 State Street, Boston, Massachusetts, 02109.

(9)

Select Equity Group, Inc., Select Offshore Advisors, LLC and George S. Loening, the controlling shareholder of Select Equity Group, Inc. and the Manager of Select Offshore Advisors, LLC, jointly filed a Schedule 13G on February 15, 2008 with the SEC to report 19,184,191 shares of our common stock held of record by them. Select Equity Group, Inc. is deemed to beneficially own 14,540,272 shares of our common stock and Select Offshore Advisors, LLC is deemed to beneficially own 4,643,919 of our common stock. As the President and controlling shareholder of Select Equity Group, Inc. and the Manager of Select Offshore Advisors, LLC, George S. Loening has the power to vote and to direct the vote of and the power to dispose and direct the disposition of our common stock beneficially owned by Select Equity Group, Inc. and Select Offshore Advisors, LLC. Accordingly, George S. Loening may be deemed to be the beneficial owner of 19,184,191 shares of our common stock. Each of Select Equity Group, Inc., Select Offshore Advisors, LLC and George S. Loening’s business address is 380 Lafayette Street, 6th Floor, New York, New York, 10003.

(10)	Lone Spruce, L.P., Lone Balsam, L.P., Lone Sequoia, L.P., Lone Cascade, L.P., Lone Sierra, L.P., Lone Pine Associates LLC, Lone Pine Members LLC, Lone Pine Capital LLC and Stephen F. Mandel, Jr., jointly filed a Schedule 13G on March 20, 2008 with the SEC to report 13,244,686 shares of our common stock held of record by them. Lone Spruce, L.P. is deemed to beneficially own 160,161 shares of our common stock, Lone Balsam, L.P. is deemed to beneficially own 351,462 shares of our common stock, Lone Sequoia, L.P. is deemed to beneficially own 293,629 shares of our common stock, Lone Cascade, L.P. is deemed to beneficially own 4,927,168 shares of our common stock, Lone Sierra, L.P. is deemed to beneficially own 379,015 shares of our common stock, Lone Pine Associates LLC is deemed to beneficially own 805,252 shares of our common stock, Lone Pine Members LLC is deemed to beneficially own 5,306,183 shares of our common stock, and Lone Pine Capital LLC is deemed to beneficially own 7,133,251 shares of our common stock. Lone Pine Associates LLC, the general partner of Lone Spruce, L.P., Lone Balsam, L.P., and Lone Sequoia, L.P., has the power to direct the affairs of Lone Spruce, L.P., Lone Balsam, L.P., and Lone Sequoia, L.P., including decisions respecting the disposition of the proceeds from the sale of our shares. Lone Pine Members LLC, the general partner of Lone Cascade, L.P. and Lone Sierra, L.P., has the power to direct the affairs of Lone Cascade, L.P. and Lone Sierra, L.P., including decisions respecting the disposition of the proceeds from the sale of our shares. Lone Pine Capital LLC, the investment manager of Lone Cypress, Ltd., Lone Kauri, Ltd. and Lone Monterey Master Fund, Ltd., has the power to direct the receipt of dividends from or the proceeds of the sale of shares held by Lone Cypress, Ltd., Lone Kauri, Ltd. and Lone Monterey Master Fund, Ltd. Stephen F. Mandel, Jr., individually and (a) as Managing Member of Lone Pine Associates LLC, for itself and as the general partner of (i) Lone Spruce, L.P., (ii) Lone Balsam, L.P., and (iii) Lone Sequoia, L.P.; (b) as Managing Member of Lone Pine Members LLC, for itself and as the general partner of (i) Lone Cascade, L.P. and (ii) Lone Sierra, L.P.; and (c) as Managing Member of Lone Pine Capital LLC, and in each capacity as Managing Member directs their operations. Each of Lone Spruce, L.P., Lone Balsam, L.P., Lone Sequoia, L.P., Lone Cascade, L.P., Lone Sierra, L.P., Lone Pine Associates LLC, Lone Pine Members LLC, Lone Pine Capital LLC and Stephen F. Mandel, Jr.’s business address is Two Greenwich Plaza, Greenwich, Connecticut 06830.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that, during the 2007 fiscal year, our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

RELATED-PARTY AND

OTHER TRANSACTIONS INVOLVING OUR OFFICERS AND DIRECTORS

Securityholders’ Agreement

In connection with our acquisition of CB Richard Ellis Services in 2001, we and CB Richard Ellis Services entered into a Securityholders’ Agreement with certain of our stockholders, including those listed below:

•	our stockholders affiliated with Blum Capital Partners, L.P.;

•	Ray Wirta, who is our former Chief Executive Officer and current Vice Chairperson of the Board;

•	Brett White, who is our President and Chief Executive Officer; and

•	Frederic V. Malek, who is one of our directors.

The Securityholders’ Agreement defines various rights of the stockholders that are parties to the agreement related to their ownership of common stock.

Nomination of Directors and Voting. Our stockholders affiliated with Blum Capital Partners are entitled to nominate a percentage of our total number of directors that is equivalent to the percentage of the outstanding common stock beneficially owned by these affiliates, with this percentage of our directors being rounded up to the nearest whole number of directors. The stockholders that are parties to the Securityholders’ Agreement that owned shares of our Class B common stock, other than Mr. Malek, are obligated to vote their shares in favor of the directors nominated by these affiliates of Blum Capital Partners. As of March 31, 2008, these stockholders, collectively, beneficially owned approximately 16.1% of our outstanding Class A common stock.

Registration Rights. Pursuant to the Securityholders’ Agreement, we have granted registration rights to our stockholders that are parties to that agreement. As a result of these registration rights, we can be required by some of our stockholders to effect registration statements, or “demand registrations,” registering the securities held by the stockholder for sale under the Securities Act of 1933, or the Securities Act. Under this agreement, our stockholders affiliated with Blum Capital Partners have four remaining demand registrations. In addition to our obligations with respect to demand registrations, if we propose to register any of our securities, other than a registration relating to our employee benefit plans or a corporate reorganization or other transaction under Rule 145 of the Securities Act, whether or not the registration is for our own account, we are required to give each of our stockholders that is party to the Securityholders’ Agreement the opportunity to participate, or “piggyback,” in the registration.

Indemnification. We are obligated to indemnify the stockholders that are parties to the Securityholders’ Agreement and each of their respective affiliates, controlling persons, directors, officers, employees and agents from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including all reasonable attorneys’ fees and expenses but excluding special or consequential damages, arising from, relating to or otherwise in respect of, any governmental or other third-party claim against these indemnified persons that arises from, relates to or is otherwise in respect of (1) our business, operations, liabilities or obligations or (2) the ownership by the stockholders or any of their respective affiliates of any of our equity securities, except to the extent these losses and expenses (x) arise from any claim that the indemnified person’s investment decision relating to the purchase or sale of these equity securities violated a duty or other obligation of the indemnified person to the claimant or (y) are finally determined in a judicial action by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the stockholder or its affiliates.

Investment Opportunities

From time to time, directors and executive officers are given an opportunity to invest in investment vehicles managed by certain of our subsidiaries on the same terms as other unaffiliated investors. Prior to the adoption of our Amended Policy Regarding Transactions with Related Parties described under “Review and Approval of

Transactions With Related Persons” on page 62, these transactions were approved by at least a majority of our disinterested directors. In 2007, Ray Wirta, our Vice Chairperson and current director and former chief executive officer, invested $2.6 million in CBRE Realty Finance, Inc., a real estate investment trust managed and sponsored by an affiliate of ours as well as by our subsidiary, CBRE Melody. These investments have been made on the same terms as unaffiliated investors.

Additionally, Mr. Malek has committed to invest $2.0 million, Blum Family Partners, L.P., a significant stockholder affiliated with Mr. Blum, has committed to invest $1.5 million, and Mr. Wirta has committed to invest $1.0 million in CB Richard Ellis Strategic Partners IV, L.P. (through pooled co-investment vehicles organized for the investment of certain employees). In 2007, Mr. Malek funded $0.5 million, Blum Family Partners, L.P. funded $0.5 million, and Mr. Wirta had funded $0.3 million of their respective commitments in this investment. Mr. Sulentic has committed to invest an aggregate minimum of $0.8 million in Trammell Crow Company Acquisitions I, L.P. and Trammell Crow Company Acquisitions II, L.P. (through pooled co-investments vehicles organized for the investment of certain employees). In 2007, Mr. Sulentic funded $0.5 of his commitment in these investments.

Other Agreements with Our Directors

Mr. Sulentic

For a description of our employment agreement with Mr. Sulentic, see “Summary of Plans, Programs and Agreements—Potential Payments Upon Termination or Change in Control” on page 53.

Mr. Wirta

On February 22, 2005, we entered into a transition agreement with Mr. Wirta, in connection with the announcement of Mr. Wirta’s intention to retire from the position of Chief Executive Officer on June 2, 2005. The transition agreement provided that after our annual meeting of stockholders on June 2, 2005, Mr. Wirta would no longer serve as chief executive officer, but would remain our employee and be required to perform duties as directed by our Chief Executive Officer. In addition, he agreed to serve as Vice Chairperson of our Board until June 2, 2007 and remains a member of the Executive Committee of the Board, or until such later date as determined by our Board.

During his employment with us under the transition agreement, we paid Mr. Wirta an annual base salary of $250,000 and he was eligible to participate in our benefit plans as available to our other employees. In addition, we accelerated the vesting date of all of Mr. Wirta’s outstanding options to June 2, 2005.

Under the transition agreement, Mr. Wirta agreed that from June 2, 2005 until June 1, 2007, he would not directly or indirectly (1) compete with any of our business lines through participation in any material business, (2) interfere with business relationships between us and any of our clients, affiliates or partners, (3) solicit any of our employees or consultants, or (4) solicit certain of our clients or our prospective clients in competition with us.

Other Business Relationships with Our Directors

Our wholly-owned subsidiary, CB Richard Ellis Investors, and certain investment funds managed by it, have retained the law firm of Mayer Brown LLP, or Mayer Brown, to provide legal services. Mr. Kantor, who has been a member of our Board since February 2004, is currently a partner at Mayer Brown. During 2007, we paid Mayer Brown $2,112,290 for legal services. Mr. Kantor did not participate in the provision of these legal services. CB Richard Ellis Investors began using Mayer Brown’s services in 1987.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

We have operated under our Standards of Business Conduct policy since 2004. As part of our Standards of Business Conduct, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits

Our Board has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written Amended Policy Regarding Transactions with Related Parties governing these transactions. This policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships), which involves a potential corporate opportunity, or in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any of the following persons had, has or will have a direct or indirect material interest:

•	our directors, nominees for director or executive officers;

•	any beneficial owner of more than 5% of any class of our voting securities;

•	any immediate family member of any of the foregoing persons; and

•	any entity in which any of the foregoing persons has a substantial ownership interest or control of such entity.

Directors and executive officers are required to submit to our General Counsel a description of any current or proposed transaction in advance of participating in such transaction. Our General Counsel is responsible for determining whether or not the proposed transaction is subject to our policy. If our General Counsel deems such transaction subject to our policy, he or she will report such transaction to the Chairperson of the Audit Committee. The Audit Committee is responsible for approving such transactions and in doing so, the Audit Committee may take into account, among other factors it deems appropriate, due inquiries of disinterested senior business leaders, disinterested directors and legal counsel.

Each transaction described above under “Related-Party and Other Transactions Involving Our Officers and Directors” was approved by at least a majority of the disinterested directors of our Board and each such transaction was approved prior to our adoption of our Policy Regarding Transactions with Related Parties.

INCORPORATION BY REFERENCE

The Compensation Committee Report on Executive Compensation, the Audit Committee Report, reference to the independence of the Audit Committee members, portions of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and any information included on our website, included or described in the preceding pages are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Exchange Act, except to the extent that we specifically incorporate such information by reference.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Under the rules of the SEC, we are permitted to use a method of delivery, often referred to as “householding”. Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual

Meeting. For voting purposes, a separate proxy card will be included for each account at the shared address. We will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, or future annual reports and proxy statements, then you may contact our Investor Relations Department by: (a) mail at CB Richard Ellis Group, Inc., Attention: Investor Relations, 200 Park Ave., 17th Floor, New York, New York 10166, (b) telephone at (212) 984-6515, or (c) e-mail at investorrelations@cbre.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.

By Order of the Board of Directors

Laurence H. Midler
Secretary

Los Angeles, California

April 25, 2008

APPENDIX A

SECOND AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN

OF

CB RICHARD ELLIS GROUP, INC.

Adopted by Board on April 1, 2004

Approved by Stockholders on April 21, 2004

Amended and Restated by Board on April 14, 2005

Amended and Restated by Board on February 21, 2008

Approved by Stockholders on June     , 2008

Termination Date: March 31, 2014

1. PURPOSES.

(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards including, but not limited to: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Bonuses, (iv) Restricted Stock Purchase Rights, (v) Stock Appreciation Rights, (vi) Phantom Stock Units, (vii) Restricted Stock Units, (viii) Performance Share Bonuses, and (ix) Performance Share Units.

(c) General Purpose. The Company, by means of this new Plan, which is intended to replace the Company’s 2001 Stock Incentive Plan (“Predecessor Plan”), seeks to provide incentives for the group of persons eligible to receive Stock Awards to exert maximum efforts for the success of the Company and its Affiliates. Stock Awards granted under the Predecessor Plan shall continue to be governed by the terms of the Predecessor Plan in effect on the date of grant of such award.

2. DEFINITIONS.

(a) “Administrator” means a committee of one or more members of the Board (or other individuals who are not members of the Board to the extent allowed by law) appointed by the Board in accordance with Section 3 of the Plan.

(b) “Affiliate” means generally with respect to the Company, any entity directly, or indirectly through one or more intermediaries, controlling or controlled by (but not under common control with) the Company. Solely with respect to the granting of any Incentive Stock Options, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(c) “Beneficial Owner” means the definition given in Rule 13d-3 of the Exchange Act.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means the occurrence of any of the following events:

(i) The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act;

(ii) A merger or consolidation involving the Company in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (2) is a beneficial owner of more than 20% of the securities of the Company immediately after such merger or consolidation, shall be excluded from the list of “shareholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation;

(iii) Any person or group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (including by way of merger, consolidation or otherwise) (for the purposes of this clause (iii), a member of a group will not be considered to be the Beneficial Owner of the securities owned by other members of the group);

(iv) During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease, by reason of one or more contested elections for Board membership, to constitute a majority of the Board then in office; or

(v) Approval by the shareholders of the Company of a complete dissolution or liquidation of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Stock Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii) or (iv) with respect to such Stock Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Common Stock” means the Class A common shares of the Company.

(h) “Company” means CB Richard Ellis Group, Inc., a Delaware corporation.

(i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are compensated by the Company solely for their services as Directors.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or an Affiliate, including sick leave, military leave or any other personal leave.

(k) “Covered Employee” means any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(l) “Director” means a member of the Board of Directors of the Company.

(m) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options. For all other Stock Awards, “Disability” means physical or mental incapacitation such that for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period, a person is unable to substantially perform his or her duties. Any question as to the existence of that person’s physical or mental incapacitation as to which the person or person’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company. If the person and the Company or an Affiliate cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd) who shall make such determination in writing. The determination of Disability made in writing to the Company or an Affiliate and the person shall be final and conclusive for all purposes of the Stock Awards.

(n) “Eligible Director” means any Director who: (i) is not employed by the Company and (ii) does not receive a financial management fee from the Company and is not employed by any entity that receives such a fee.

(o) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date, or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is not listed on an established stock exchange or national market system , but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s) “Non-Employee Director” means a Director who is considered a “non-employee director” for purposes of Rule 16b-3.

(t) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(w) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(x) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(y) “Outside Director” means a Director who is considered an “outside director” for purposes of Section 162(m) of the Code.

(z) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(aa) “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(bb) “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(A) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) annual revenue, (ii) earnings before interest, taxes, depreciation and amortization, or EBITDA, (iii) earnings per share, (iv) stock price, (v) operating cash flow, (vi) net income (before or after taxes), (vii) profit margins, operating margins, gross margins or cash margins, (vii) revenue growth, (ix) pre- or after-tax income (before or after allocations of corporate overhead and bonuses), (x) return on equity, (xi) total shareholder return, (xii) return on assets or net assets, (xiii) appreciation in and/or maintenance of the price of the Company’s Common Stock, (xiv) market share, (xv) gross profits, (xvi) economic value-added models or equivalent metrics, (xvii) comparisons with various stock market indices, (xviii) reductions in costs, (xix) cash flow or cash flow per share, (xx) return on capital (including return on total capital or return on invested capital), (xxi) cash flow return on investment, (xxii) improvement in or attainment of expense levels or working capital levels, (xxiii) year-end cash, (xxiv) debt reductions, (xxv) shareholder equity, (xxvi) regulatory or litigation achievements, (xxvii) and implementation, completion or attainment of measurable objectives with respect to business development, new products or services, budgets, regulatory or business risks, acquisitions, divestitures or recruiting and maintaining personnel, or (xxviii) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or index. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Financial performance targets are approved by the Chief Executive Officer and the Administrator at or near the beginning of each year.

(B) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under

United States generally accepted accounting principles (“GAAP”); (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Stock Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code

(cc) “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with GAAP to the extent applicable.

(dd) “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award; provided that no Performance Period shall be less than one year as measured from the commencement of the period over which performance is evaluated.

(ee) “Performance Share Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Subsection 8(f) of the Plan.

(ff) “Performance Share Unit” means the right to receive one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests, subject to the provisions of Subsection 8(g).

(gg) “Phantom Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock, subject to the provisions of Subsection 8(d) of the Plan.

(hh) “Plan” means this Second Amended and Restated 2004 Stock Incentive Plan of CB Richard Ellis Group, Inc.

(ii) “Restricted Stock Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Subsection 8(a) of the Plan.

(jj) “Restricted Stock Purchase Right” means the right to acquire shares of the Company’s Common Stock upon the payment of the agreed-upon monetary consideration, subject to the provisions of Subsection 8(b) of the Plan.

(kk) “Restricted Stock Unit” means the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, subject to the provisions of Subsection 8(e).

(ll) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule l6b-3, as in effect from time to time.

(mm) “Securities Act” means the Securities Act of 1933, as amended.

(nn) “Stock Appreciation Right” means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the day the Stock Appreciation Right is redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Subsection 8(c).

(oo) “Stock Award” means any Option award, Restricted Stock Bonus award, Restricted Stock Purchase Right award, Stock Appreciation Right award, Phantom Stock Unit award, Restricted Stock Unit award, Performance Share Bonus award, Performance Share Unit award, or other stock-based award. These Awards may include, but are not limited to those listed in Subsection 1(b).

(pp) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. ADMINISTRATION.

(a) Administration of the Plan. The Plan shall be administered by a committee (the “Administrator”) of Directors who are considered “independent” under the rules of the New York Stock Exchange (“NYSE”), except the Board shall retain the authority to terminate and amend the Plan and to administer the Plan with respect to Directors who are not employees or consultants of the Company.

(b) Powers of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan (including the restrictions on amendment in Section 14):

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend a Stock Award as provided in Section 14 of the Plan.

(iv) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary, desirable, convenient or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(v) To adopt sub-plans and/or special provisions applicable to Stock Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Section 4 of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern.

(c) Delegation to Committee.

(i) General. The Administrator may delegate administration of the Plan to any of its members or to any other person or persons or committee of one or more individuals selected by it, subject to the Delaware General Corporation Law (“DGCL”) and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the NYSE, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee or an individual, the Committee or individual shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Administrator, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Administrator shall thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Administrator. The Administrator may abolish the Committee at any time and revest in the Administrator the administration of the Plan.

(ii) Section 16b-3 and Section 162(m) Compliance. At such time as the Common Stock is publicly traded, in the discretion of the Administrator, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Administrator may, subject to the DGCL and the applicable rules and regulations of the SEC and the NYSE, (1) delegate to a committee of one or more individuals who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more individuals who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are either (a) not then subject to Section 16 of the Exchange Act or (b) receiving a Stock Award as to which the Administrator or Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Stock Award.

(d) Effect of Administrator’s Decision. All determinations, interpretations and constructions made by the Administrator or any Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed thirty million seven hundred eighty-five thousand two hundred eighteen (30,785,218) shares. To the extent that a distribution pursuant to a Stock Award is made in cash, the share reserve shall remain unaffected.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason (i) expire or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. To the extent that a Stock Appreciation Right or Phantom Stock Unit granted under the Plan is redeemed by payment in cash rather than shares of Common Stock, the shares of Common Stock subject to the redeemed portion of the Stock Appreciation Right shall revert to and again become available for issuance under the Plan. In addition, the following shares of Common Stock shall be added to the shares of Common Stock authorized for issuance under paragraph (a) of this Section: (i) shares of Common Stock tendered by the Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Stock Award, (iii) shares of Common Stock repurchased by the Company with Option proceeds, and (v) shares of Common Stock subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY; PERFORMANCE-BASED COMPENSATION.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in the shares of Common Stock, no Participant shall be eligible to be granted Awards covering more than two million (2,000,000) shares of Common Stock during any fiscal year of the Company.

(d) Consultants.

(i) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii) Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority owned subsidiaries; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

(e) Performance-Based Compensation.

(i) Purpose. The Administrator, in its sole discretion, may determine whether a Stock Award is to qualify as Performance-Based Compensation. If the Administrator, in its sole discretion, decides to grant such a Stock Award to an eligible Participant that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Stock Awards to other eligible Participants that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation.

(ii) Applicability. The grant of a Stock Award to a Participant for a particular Performance Period shall not require the grant of a Stock Award to such Individual in any subsequent Performance Period and the grant of a Stock Award to any one Participant shall not require the grant of a Stock Award to any other Participant in such period or in any other period.

(iii) Types of Awards. Notwithstanding anything in the Plan to the contrary, the Administrator may grant any Stock Award to a Participant intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, and any performance or incentive Stock Awards described in Article 8 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

(iv) Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Stock Award granted under Articles 6 or 8 to one or more Participants and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Participants, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Stock Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Stock Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Stock Awards, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(v) Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to a Stock Award that is intended to qualify as Performance-Based Compensation, the Participant must be employed by the Company or a Subsidiary throughout the Performance Period. Furthermore, a Participant shall be eligible to receive payment pursuant to such Stock Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

(vi) Additional Limitations. Notwithstanding any other provision of the Plan, any Stock Award which is granted to a Participant and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

6. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Subsection 5(b) of the Plan regarding Ten Percent Shareholders, no Option shall be exercisable after the expiration of seven (7) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Subsection 5(b) of the Plan regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Administrator at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option): (1) by delivery to the Company of other Common Stock, (2) pursuant to a “same day sale” program, (3) by withholding Common Stock otherwise issuable in connection with the exercise of the option or (4) by some combination of the foregoing. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for such period of time as required to avoid a charge to earnings for financial accounting purposes.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, subject to applicable laws, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and except to family members or family trusts and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, if permitted by applicable laws of descent and distribution, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Administrator. The vesting provisions of individual Options may vary. Generally, so long as the Optionholder remains in continuous service with the Company, an Option shall vest and become exercisable with respect to 25% of the shares subject to the Option on each anniversary of the date of grant over a four-year period. The provisions of this Subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or subject to applicable laws, by a person designated to exercise the Option upon the Optionholder’s death pursuant to Subsection 6(e) or 6(f) of the Plan, but only within the period ending on the earlier of (l) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Administrator determines to be appropriate.

7. NON-DISCRETIONARY STOCK AWARDS FOR ELIGIBLE DIRECTORS.

In addition to any other Stock Awards that Eligible Directors may be granted on a discretionary basis under the Plan, each Eligible Director of the Company shall be automatically granted without the necessity of action by the Board or Administrator, the following option grants and restricted stock bonuses, as described in Subsections 7(a) and 7(b) below:

(a) Annual Stock Option Grant. An annual grant of stock options shall automatically be made to each Eligible Director. The number of shares of Common Stock covered by each stock option shall be equal to a dollar amount determined by the Board no later than the end of the prior calendar year divided by the Fair Market Value of the Company’s Common Stock on the date of grant, rounded to the nearest whole number, provided that such dollar amount shall not be greater than $100,000. The exercise price of each option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the option on the date the option is granted. The maximum term of the options shall be seven (7) years and the options shall vest and become exercisable at a rate of one-twelfth (1/12th) of the grant per quarter over a period of three (3) years of Continuous Service. In the event of involuntary termination (such as death, Disability, or non-reelection), vested shares must be exercised within one (1) year of termination, but no later than seven (7) years from the date of grant. In the event of resignation or other voluntary termination, the options must be exercised within three (3) months of termination. In the event of removal, such Options shall lapse automatically. Except as otherwise expressly described in this subsection, the terms are the same as those for the standard form of Nonstatutory Stock Options in use by the Company at the time of grant. This grant shall be pro-rated as provided in Subsection 7(c) below.

(b) Annual Restricted Stock Bonus. An annual grant of restricted stock shall automatically be made in a dollar amount (the “Restricted Stock Dollar Amount”) determined by the Board no later than the end of the prior calendar year and equal to the number of shares (rounded to the nearest whole number) which represents a Fair Market Value of such Restricted Stock Dollar Amount at the time of the grant, provided that such Restricted Stock Dollar Amount shall not be greater than $70,000. The restricted stock granted shall vest in full on the third (3rd) anniversary of the date of the grant (the “Vesting Date”) provided that the Eligible Director has served continuously since the grant. If an Eligible Director leaves the Board of Directors as a result of the Eligible Director’s death, Disability, retirement, or failure to be renominated or reelected to the Board, any unvested restricted stock shall become vested immediately prior to such departure in the amount of one-third (1/3) of the total number of shares subject to the grant for each full year the Eligible Director served on the Board of Directors after the date of grant. (For purposes of this subsection, “retirement” is defined as resignation after an Eligible Director reaches sixty-five 65 years of age.) This grant shall be pro-rated as provided in Subsection 7(c) below.

(c) Pro-Ration of Grants. Stock option and restricted stock bonus grants to Eligible Directors shall be pro-rated based on the “Commencement Date” of the Eligible Director to the end of the pro-ration cycle. (For purposes of this Section 7, the annual pro-ration cycle shall end on May 15th each year.) For new Eligible Directors, the “Commencement Date” shall be the date the Eligible Director is elected to the Board. For existing Board members, the “Commencement Date” shall be the date on which the Plan is approved by the Board. For an existing Board member who becomes an Eligible Director as a result of a change in status, the “Commencement Date” shall be the date the status of the Director changes.

The pro-ration of the option grants to each Eligible Director shall be calculated as the number of shares covered by the option grant to him/her as described above in Subsection 7(a) multiplied by the following fraction: the number of days from the Commencement Date of that Eligible Director’s service until the next May 15th divided by 365 days. The pro-ration of the restricted stock grants to each Eligible Director shall be calculated as the number of shares covered by the restricted stock grant to him/her as described above in Subsection 7(b) multiplied by the following fraction: the number of days from the Commencement Date of that Eligible Director’s service until the next May 15th divided by 365 days.

For avoidance of doubt, calculations of pro-ration shall not be altered by the date on which a Stock Award is granted. The pro-ration calculation for an individual Eligible Director shall be applied to his or her Stock Awards granted within the pro-ration cycle with respect to which the calculation is being made.

(d) Date of Grants. The date of grants shall be based on the first Board meeting following each Annual Meeting of Shareholders, and will require at least three (3) months of prior service as an Eligible Director. In the case of an existing Board member who becomes an Eligible Director as a result of a change in status, the grant will be as of the one (1) month anniversary of the date the status of the Eligible Director changes.

8. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Bonus Awards. Each Restricted Stock Bonus agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of Restricted Stock Bonus agreements may change from time to time, and the terms and conditions of separate Restricted Stock Bonus agreements need not be identical, but each Restricted Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Vesting shall generally be based on the Participant’s Continuous Service and shall be over a period of not less than three (3) years following the date the Award is made; provided, however, that, notwithstanding the foregoing, Awards granted pursuant to this Section 8(a) and Section 8(e) that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 4(a) may be granted to any one or more Participants without respect to such minimum vesting provisions. Generally, so long as the Participant remains in continuous service with the Company, Awards shall vest with respect to 25% of the shares subject to the Award on each anniversary of the date of grant over a four-year period. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Bonus agreement.

(iv) Transferability. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted

Stock Bonus agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Bonus agreement remains subject to the terms of the Restricted Stock Bonus agreement.

(b) Restricted Stock Purchase Rights. Each Restricted Stock Purchase agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of the Restricted Stock Purchase agreements may change from time to time, and the terms and conditions of separate Restricted Stock Purchase agreements need not be identical, but each Restricted Stock Purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. The purchase price under each Restricted Stock Purchase agreement shall be such amount as the Administrator shall determine and designate in such Restricted Stock Purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii) Consideration. The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase agreement shall be paid either: (i) in cash or by check at the time of purchase or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion.

(iii) Vesting. The Administrator shall determine the criteria under which shares of Common Stock under the Restricted Stock Purchase agreement may vest; the criteria may or may not include performance criteria or Continuous Service. Shares of Common Stock acquired under the Restricted Stock Purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(iv) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may repurchase any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Purchase agreement.

(v) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Purchase agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Purchase agreement remains subject to the terms of the Restricted Stock Purchase agreement.

(c) Stock Appreciation Rights. Two types of Stock Appreciation Rights (“SARs”) shall be authorized for issuance under the Plan: (i) stand-alone SARs and (ii) stapled SARs. No SAR shall be exercisable after the expiration of seven (7) years from the date it was granted.

(i) Stand-Alone SARs. The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

(a) The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be redeemable upon such terms and conditions as the Administrator may establish. Upon redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the shares of Common Stock underlying the redeemed right over (ii) the aggregate base price in effect for those shares.

(b) Stand-Alone SARs granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Administrator. The vesting provisions of individual Stand-Alone SARs may vary. Generally, so long as the holder of a Stand-Alone SAR remains in continuous service with the Company, the Stand-Alone SAR shall vest and become exercisable with respect to 25% of the shares subject to the Stand-Alone SAR on each anniversary of the date of grant over a four-year period. The provisions of this Subsection 8(c)(i) are subject to any provisions governing the minimum number of shares of Common Stock as to which a Stand-Alone SAR may be exercised.

(c) The number of shares of Common Stock underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Administrator in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the base price per share be less than one hundred percent (100%) of the Fair Market Value per underlying share of Common Stock on the grant date.

(d) The distribution with respect to any redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

(ii) Stapled SARs. The following terms and conditions shall govern the grant and redemption of stapled SARs:

(a) Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs.

(b) Stapled SARs shall be redeemable upon such terms and conditions as the Administrator may establish and shall grant a holder the right to elect among (i) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (ii) the redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested shares which the holder redeems over the aggregate base price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (iii) a combination of (i) and (ii).

(c) The distribution to which the holder of stapled SARs shall become entitled under this Section 8 upon the redemption of stapled SARs as described in Section 8(c)(ii)(b) above may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

(d) Phantom Stock Units. The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(i) Phantom Stock Unit awards shall be redeemable by the Participant to the Company upon such terms and conditions as the Administrator may establish. The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a share of Common Stock, unless the Administrator otherwise provides in the terms of the Stock Award Agreement.

(ii) The distribution with respect to any exercised Phantom Stock Unit award may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

(e) Restricted Stock Units. The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

A Restricted Stock Unit is the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests. Participants may elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of restricted stock in accordance with the provisions of the grant approved by the Administrator. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. When the Participant vests in such restricted stock, the Participant will be credited with a number of Restricted Stock Units equal to the number of shares of Common Stock for which delivery is deferred. Restricted Stock Units shall be paid by delivery of shares of Common Stock in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit.

Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Vesting shall generally be based on the Participant’s Continuous Service or as otherwise provide in the grant agreement and shall be over a period of not less than three years following the date the Award is made; provided, however, that, notwithstanding the foregoing, Awards granted pursuant to Section 8(a) and this Section 8(e) that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 4(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.

(iii) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Unit agreement remains subject to the terms of the Restricted Stock Unit agreement.

(f) Performance Share Bonus Awards. Each Performance Share Bonus agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of Performance Share Bonus agreements may change from time to time, and the terms and conditions of separate Performance Share Bonus agreements need not be identical, but each Performance Share Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Performance Share Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Administrator. Vesting shall be subject to the Performance Share Bonus agreement. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Performance Share Bonus agreement.

(iv) Transferability. Shares of Common Stock received under the Performance Share Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Bonus agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Performance Share Bonus agreement remains subject to the terms of the Performance Share Bonus agreement.

(g) Performance Share Units. The following terms and conditions shall govern the grant and redeemability of Performance Share Units:

A Performance Share Unit is the right to receive one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests. Participants may elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of performance shares in accordance with the provisions of the grant approved by the Administrator. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. When the Participant vests in such performance shares, the Participant will be credited with a number of Performance Share Units equal to the number of shares of Common Stock for which delivery is deferred. Performance Share Units shall be paid by delivery of shares of Common Stock in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Performance Share Unit.

Each Performance Share Unit agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of Performance Share Unit agreements may change from time to time, and the terms and conditions of separate Performance Share Unit agreements need not be identical, but each Performance Share Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Performance Share Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. The Administrator shall also have the discretion to provide that the Participant pay for such Performance Share Units or the underlying shares with cash or other consideration permissible by law.

(ii) Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Administrator and set forth in the Performance Share Unit agreement.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Performance Share Unit agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Performance Share Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Unit agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Performance Share Unit agreement remains subject to the terms of the Performance Share Unit agreement.

9. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, redemption or satisfaction of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Stock Awards unless and until such authority is obtained.

10. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11. CANCELLATION AND RE-GRANT OF OPTIONS.

(a) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Stock Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other Stock Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(b) Shares subject to an Option canceled under this Section 11 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to Subsection 5(c) of the Plan. The provisions of this Subsection 11(b) shall be applicable only to the extent required by Section 162(m) of the Code.

12. MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Administrator shall have the power to accelerate exercisability and/or vesting in cases related to death, disability, retirement or other termination of employment and Change of Control. The Administrator or Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award except to the extent that the Company has issued the shares of Common Stock relating to such Stock Award.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state in which the Company is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the

Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with applicable law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the exercise or redemption of a Stock Award or the acquisition, vesting, distribution or transfer of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

13. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Subsection 4(a) above, the maximum number of securities subject to award to any person pursuant to Subsection 5(c) above, and the number of securities subject to the option grants to Eligible Employee Directors under Section 7 of the Plan, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of the securities subject to such outstanding Stock Awards. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Adjustments Upon a Change of Control.

(i) In the event of a Change of Control (other than the approval by the shareholders of the Company of a complete dissolution or liquidation of the Company), such as an asset sale, merger, or change in ownership of voting power, then any surviving entity or acquiring entity shall assume or continue any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Administrator in its sole discretion and without liability to any person may (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise or redemption price, if any, times (y) the total number of shares then subject to such Stock Award, (2) continue the Stock Awards, or (3) notify Participants holding an Option, Stock Appreciation Right, or Phantom Stock Unit that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Administrator, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change of Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Administrator shall not be obligated to treat all Stock Awards, even those which are of the same type, in the same manner.

(ii) In the event of the approval by the shareholders of the Company of a complete dissolution or liquidation of the Company, all outstanding Stock Awards shall fully vest. Upon complete dissolution or liquidation of the Company, all outstanding Stock Awards shall terminate.

14. AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that except as provided in Section 13 of the Plan relating to adjustments upon changes in Common Stock, the Board shall not, without the requisite affirmative approval of the Company’s stockholders, make any amendment which materially modifies the Plan by (i) increasing the benefits accrued to Participants under the Plan, (ii) increasing the number of securities which may be issued under the Plan, (iii) modifying the requirements for participation in the Plan, or (iv) including a provision allowing the Board to lapse or waive restrictions at its discretion, except in cases related to death, disability, retirement and other termination of employment, or Change in Control. In addition, except as provided in Section 13 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, any NYSE, Nasdaq or other securities exchange listing requirements, or other applicable law or regulation.

(b) Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Material Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

15. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is first adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Material Impairment of Rights. Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

16. EFFECTIVE DATE OF RESTATEMENT OF THE PLAN.

This Second Amended and Restated Plan shall become effective upon approval by the shareholders of the Company.

17. SECTION 409A.

To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

18. CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

ELECTRONIC ACCESS TO CB RICHARD ELLIS GROUP, INC.’S

FUTURE ANNUAL REPORTS AND PROXY MATERIALS

Help CB Richard Ellis Group, Inc. reduce expenses and eliminate bulky materials from your mail. Unless you are a participant in the CB Richard Ellis 401(k) Plan, you can sign up for internet access to our proxy materials and Annual Report. If you enroll in this service, we will e-mail you the link to view the Annual Report and Proxy Statement on-line, along with instructions that will enable you to cast your vote. To sign up, simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd and follow the instructions indicated so that you will receive an e-mail to access next year’s proxy materials and Annual Report electronically.

PROXY

CB Richard Ellis Group, Inc.

Proxy Solicited on Behalf of the Board of Directors of

CB Richard Ellis Group, Inc. for the Annual Meeting—June 2, 2008

The undersigned hereby appoints Brett White and Kenneth J. Kay and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CB Richard Ellis Group, Inc. to be held on Monday, June 2, 2008 or at any adjournment of the meeting.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR Proposals 1, 2 and 3.

The CB Richard Ellis 401(k) Plan

If you are a participant in the CB Richard Ellis 401(k) Plan, this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the CB Richard Ellis 401(k) Plan. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 2:00 P.M., Pacific Daylight Time on May 29, 2008, the plan’s Trustee will vote your shares held in the plan in the same proportion as votes received from other participants in the plan.

CB RICHARD ELLIS GROUP, INC.

P.O. BOX 3510

SOUTH HACKENSACK, NJ 07606-9210

Address Change/Comments (Mark the corresponding box on the reverse side)

SEE REVERSE SIDE

CB Richard Ellis Group, Inc.

YOUR VOTE IS IMPORTANT

VOTE BY INTERNET / TELEPHONE

24 HOURS A DAY, 7 DAYS A WEEK

INTERNET	or	TELEPHONE	or	MAIL
• http://www.eproxy.com/cbg • Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.		• 1-866-580-9477 • Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.		• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

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Please Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Reply Envelope.	☒	Votes MUST be indicated (x) in Black or Blue ink.

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3

1. Election of Directors.

FOR ALL ☐            WITHHOLD ALL ☐            FOR ALL, except* ☐

Nominees:	01—Richard C. Blum,
02—Patrice M. Daniels,
03—Senator Thomas A. Daschle,
04—Curtis F. Feeny,
05—Bradford M. Freeman,
06—Michael Kantor,
07—Frederic V. Malek,
08—Robert E. Sulentic,
09—Jane J. Su,
10—Brett White,
11—Gary L. Wilson, and
12—Ray Wirta

*	To withhold authority for an individual nominee, please write the nominee’s name on the line above.

2. Ratification of Independent Registered Public Accounting Firm	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3. Approval of the Second Amended and Restated 2004 Stock Incentive Plan	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Authority is given to the proxies identified on this card to vote in their discretion upon such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Please Mark Here for Address Change or Comments.

SEE REVERSE SIDE      ☐

SCAN LINE

NOTE: Please sign exactly as name appears on this Proxy Card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date Share Owner sign here	Co-Owner sign here